Exhibit 10.10

OFFICE LEASE

THIS OFFICE LEASE is executed this 15th day of November, 2006, by and between OIC MIDWEST LLC, a Delaware limited liability company (“Landlord”), and LIFEWATCH HOLDING CORPORATION, a Delaware corporation d/b/a LifeWatch, Inc. (“Tenant”).

ARTICLE 1 - LEASE OF PREMISES

Section 1.01. Basic Lease Provisions and Definitions.

(a)                                  Leased Premises shall be located in the building commonly known as O’Hare International Center II (the “Building”), at 10255 Higgins Road, Rosemont, Illinois 60018, within O’Hare International Center (the “Park”):

(i)                                     Commencing on the Original Premises Commencement Date (as defined herein), the Leased Premises (shown outlined on Exhibit A attached hereto) shall be Suite 120 and shall be also described as the “Original Premises;” and

(ii)                                  Commencing on the Additional Space Commencement Date (as defined herein), the Leased Premises (shown outlined on Exhibit A-1 attached hereto) shall also include Suites 100, 140, 150 and 700 (the “Additional Space”).

After the Additional Space Commencement Date, the Original Premises and Additional Space shall hereinafter be collectively referred to as the “Leased Premises” unless specified otherwise.

(b)                                 Rentable Area:

(i)                                     Commencing on the Original Premises Commencement Date, the Leased Premises shall be approximately 6,185 rentable square feet (the Original Premises only); and

(ii)                                  Commencing on the Additional Space Commencement Date, the Leased Premises shall be approximately 50,308 rentable square feet consisting of the Original Premises (6,185 rentable square feet) and the Additional Space (44,123 rentable square feet).

The Rentable Area includes the square footage within the Leased Premises plus a pro rata portion of the square footage of the common areas within the Building in accordance with a modified BOMA standard in effect as of the date of this Lease.

(c)                                  Tenant’s Proportionate Share:

Original Premises:

Months 1-11	0.00%
Months 12-146	2.44%

Additional Space:

Months 1-11	0.00%
Months 12-144	17.42%

(d)                                 Minimum Annual Rent:

Original Premises: (approximately 6,185 rentable square feet)

Months 1-11	$0.00	(11 months)
Month 12	$6,185.00	(1 month)
Months 13-24	$75,766.20	per year
Months 25-36	$77,312.52	per year
Months 37-48	$78,858.72	per year
Months 49-60	$80,405.04	per year
Months 61-72	$81,951.24	per year
Months 73-84	$83,497.56	per year
Months 85-96	$85,043.76	per year
Months 97-108	$86,589.96	per year

Months 109-120	$88,136.28	per year
Months 121-132	$89,682.48	per year
Months 133-144	$91,228.80	per year
Months 145-146	$15,462.50	(2 months)

Additional Space: (approximately 44,123 rentable square feet)

Months 1-11	$0.00	(11 months)
Month 12	$44,123	(1 month)
Months 13-24	$540,506.76	per year
Months 25-36	$551,537.52	per year
Months 37-48	$562,568.28	per year
Months 49-60	$573,599.04	per year
Months 61-72	$584,629.80	per year
Months 73-84	$595,660.56	per year
Months 85-96	$606,691.20	per year
Months 97-108	$617,721.96	per year
Months 109-120	$628,752.72	per year
Months 121-132	$639,783.48	per year
Months 133-144	$650,814.24	per year

(e)                                  Monthly Rental Installments:

Original Premises: (approximately 6,185 rentable square feet)

Months 1-11	$0.00 per month
Month 12	$6,185.00 per month
Months 13-24	$6,313.85 per month
Months 25-36	$6,442.71 per month
Months 37-48	$6,571.56 per month
Months 49-60	$6,700.42 per month
Months 61-72	$6,829.27 per month
Months 73-84	$6,958.13 per month
Months 85-96	$7,086.98 per month
Months 97-108	$7,215.83 per month
Months 109-120	$7,344.69 per month
Months 121-132	$7,473.54 per month
Months 133-144	$7,602.40 per month
Months 145-146	$7,731.25 per month

Additional Space: (approximately 44,123 rentable square feet)

Months 1-11	$0.00 per month
Month 12	$44,123.00 per month
Months 13-24	$45,042.23 per month
Months 15-36	$45,961.46 per month
Months 37-48	$46,880.69 per month
Months 49-60	$47,799.92 per month
Months 61-72	$48,719.15 per month
Months 73-84	$49,638.38 per month
Months 85-96	$50,557.60 per month
Months 97-108	$51,476.83 per month
Months 109-120	$52,396.06 per month
Months 121-132	$53,315.29 per month
Months 133-144	$54,234.52 per month

(f)	[Intentionally Omitted].

(g)	Target Commencement Date:	Original Premises:	January 1, 2007
		Additional Space:	March 1, 2007

(h)	Lease Term:	Original Premises:	Twelve (12) years and two (2) months
		Additional Space:	Twelve (12) years

(i)	Security Deposit: $650,000.00 letter of credit

(j)                                     Broker(s):  Duke Realty Services, LLC representing Landlord and Cushman and Wakefield representing Tenant.

(k)                                  Permitted Use:  General, administrative and executive office and related purposes. To the extent permitted by applicable laws, rules and ordinances, Tenant shall also have the right to use a portion of the Leased Premises for (i) light assembly and manufacturing, and (ii) a private daycare facility for use by Tenant’s employees only.

(l)                                     Address for notices and payments are as follows:

Landlord:	OIC Midwest LLC c/o Duke Realty Corporation Attn: Vice President, Property Management 6133 N. River Road, Suite 200 Rosemont, IL 60018

With payments to:	OIC Midwest LLC c/o Duke Realty Limited Partnership 75 Remittance Drive, Suite 3205 Chicago, IL 60675-3205

Tenant (prior to occupancy):	LifeWatch, Inc. 1351 A Abbott Court Buffalo Grove, IL 60089

Tenant (following occupancy):	LifeWatch, Inc. 10255 W. Higgins Road, Suite 700 Rosemont, IL 60018

(m)                               Guarantors): None.

EXHIBITS

Exhibit A - Original Premises

Exhibit A-1 Additional Space

Exhibit B - Tenant Improvements

Exhibit B-1a - Schedule (Original Premises)

Exhibit B-lb - Schedule (Additional Space)

Exhibit C - Letter of Understanding for Original Premises

Exhibit C-l - Letter of Understanding for Additional Space

Exhibit D - Irrevocable Letter of Credit

Exhibit E - Rules and Regulations

Exhibit F - Roof Area

Exhibit G - Dish Data Sheet

Exhibit H- Refusal Space

Exhibit I - Temporary Space

Section 1.02. Lease of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Premises, under the terms and conditions herein, together with a non-exclusive right, in common with others, to use the following (collectively, the “Common Areas”): the areas of the Building and the underlying land and improvements thereto that are designed for use in common by all tenants of the Building and their respective employees, agents, customers, invitees and others.

ARTICLE 2 - TERM AND POSSESSION

Section 2.01. Term. The Lease Terms for the Original Premises (the “Original Premises Commencement Date”) and for the Additional Space (the “Additional Space Commencement Date”) shall commence as of the date that Substantial Completion (as defined in Exhibit B hereto) of the Original Premises Tenant Improvements and the Additional Space Tenant Improvements (as defined in Section 2.02 below), respectively, occur.

Section 2.02. Construction of Original Premises Tenant Improvements and Additional Space Tenant Improvements. Landlord shall construct and install all leasehold improvements to the Leased Premises (collectively, the Original Premises Tenant Improvements and Additional Space Tenant Improvements shall be known as the “Tenant Improvements”) in accordance with Exhibit B attached hereto and made a part hereof. Landlord shall use commercially reasonable efforts to deliver the Original Premises to Tenant with the Original Premises Tenant Improvements Substantially Complete (as defined in Exhibit B) on or before January 1, 2007. In the event the Original Premises is not delivered to Tenant on or before January 1, 2007, with the Original Premises Tenant Improvements Substantially Complete, subject to punch list items and any delays not caused by the acts of Landlord, then Landlord shall provide Tenant one (1) day’s minimum annual rental abatement for each day of delay after January 1, 2007. Such abatement shall be Tenant’s sole remedy for Landlord’s failure to deliver the Original Premises as set forth above, and Tenant shall not be entitled to damages (consequential or otherwise) as a result thereof. Notwithstanding the above, in the event Landlord fails to deliver the Original Premises to Tenant with Original Premises Tenant Improvements Substantially Complete subject to punchlist items and any delays not caused by the acts of Landlord, on or before April 1, 2007, then Tenant shall have the option to terminate this Lease by providing Landlord with written notice of termination on or before April 1, 2007. Such termination shall be Tenant’s sole remedy for Landlord’s failure to deliver the Original Premises as set forth above, and Tenant shall not be entitled to damages (consequential or otherwise) as a result thereof. Further, Landlord shall use commercially reasonable efforts deliver the Additional Space to Tenant with the Additional Space Tenant Improvements Substantially Complete on or before April 18, 2007. In the event the Additional Space is not delivered to Tenant on or before April 18, 2007, with the Additional Space Tenant Improvements Substantially Complete, subject to punch list items and any delays not caused by the acts of Landlord, then Landlord shall provide Tenant one (l) day’s minimum annual rental abatement for each day of delay after May 18, 2007. Such abatement shall be Tenant’s sole remedy for Landlord’s failure to deliver the Additional Space as set forth above, and Tenant shall not be entitled to damages (consequential or otherwise) as a result thereof. Notwithstanding the above, in the event Landlord fails to deliver the Additional Space to Tenant with Additional Space Tenant Improvements Substantially Complete subject to punchlist items and any delays not caused by the acts of Landlord, on or before August 18, 2007, then Tenant shall have the option to terminate this Lease by providing Landlord with written notice of termination on or before August 18, 2007. Such termination shall be Tenant’s sole remedy for Landlord’s failure to deliver the Additional Space as set forth above, and Tenant shall not be entitled to damages (consequential or otherwise) as a result thereof.

Section 2.03. Surrender of the Premises. Upon the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, immediately (a) surrender the Leased Premises to Landlord in broom-clean condition and in good order, condition and repair, (b) remove from the Leased Premises (i) Tenant’s Property (as defined in Section 8.01 below), and (ii) any alterations required to be removed pursuant to Section 7.03 below, and (c) repair any damage caused by any such removal. All of Tenant’s Property that is not removed within ten (10) days following Landlord’s written demand therefor shall be conclusively deemed to have been abandoned and Landlord shall be entitled to dispose of such property at Tenant’s cost without incurring any liability to Tenant. This Section 2.03 shall survive the expiration or any earlier termination of this Lease.

Section 2.04. Holding Over. If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall be a tenant at sufferance at (i) one hundred twenty-five percent (125%) of the Monthly Rental Installments and Annual Rental Adjustments (as hereinafter defined) for the Leased Premises in effect upon the date of such expiration or earlier termination for the for the first three (3) months Tenant holds over, and (ii) one hundred fifty percent (150%) of the Monthly Rental Installments and Annual Rental Adjustments for the Leased Premises thereafter, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease, nor shall such acceptance create a month-to-month tenancy. In the event a month-to-month tenancy is created by operation of law, either party shall have the right to terminate such month-to-month tenancy upon thirty (30) days’ prior written notice to the other, whether or not said notice is given on the rent paying date. Tenant shall not be responsible for any damages Landlord may suffer as a result of Tenant’s holdover unless such holdover continues for ninety (90) days after expiration of the Lease Term. This Section 2.04 shall in no way constitute a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord’s remedies in such event.

Section 2.05. Temporary Space. Landlord and Tenant hereby agree that Landlord shall provide Tenant with approximately 5,896 rentable square feet of temporary space in the Building (“Temporary Space”) as shown crosshatched in Exhibit I attached hereto upon the execution of this Lease by the parties until the Substantial Completion of the Additional Space Tenant Improvements. The Temporary Space shall be leased to Tenant rent-free; provided, however, that Tenant shall pay for all utilities and janitorial services for the Temporary Space. Tenant accepts the Temporary Space “AS-IS” without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility with respect thereto. Landlord may terminate Tenant’s rights with respect to the Temporary Space only upon thirty (30) days’ written notice to the other party and such termination shall not terminate or release any other rights or obligations stated in the Lease. In the event of such termination, Landlord shall use commercially reasonable efforts to relocate Tenant to alternate temporary space with in the Building or Park. Tenant shall vacate the Temporary Space in full compliance with the provisions of Section 2.05 hereof upon such termination. The Temporary space shall be subject to all other terms and conditions of this Lease not specifically addressed herein.

ARTICLE 3 - RENT

Section 3.01. Base Rent. Tenant shall pay to Landlord the Minimum Annual Rents in the Monthly Rental Installments in advance, without demand, deduction or offset, on the Original Premises Commencement Date and the Additional Space Commencement Date, respectively, and on or before the first day of each and every calendar month thereafter during the Lease Term. The Monthly Rental Installments for partial calendar months shall be prorated.

Section 3.02. Annual Rental Adjustment Definitions.

(a)                                  “Annual Rental Adjustment” shall mean the amount of Tenant’s Proportionate Share of Operating Expenses for a particular calendar year.

(b)                                 “Operating Expenses” shall mean the amount of all of Landlord’s costs and expenses paid or incurred in operating, repairing, replacing and maintaining the Building and the Common Areas in good condition and repair for a particular calendar year (including all additional costs and expenses that Landlord reasonably determines that it would have paid or incurred during such year if the Building had been 95% occupied), including by way of illustration and not limitation, the following: all Real Estate Taxes (as hereinafter defined), insurance premiums and deductibles; water, sewer, electrical and other utility charges other than the separately billed electrical and other charges paid by Tenant as provided in this Lease (or other tenants in the Building); service and other charges incurred in the repair, replacement, operation and maintenance of the elevators and the heating, ventilation and air-conditioning system; costs associated with providing fitness facilities, if any; cleaning and other janitorial services; tools and supplies; repair costs; landscape maintenance costs; access patrols; license, permit and inspection fees; commercially reasonable management fees; commercially reasonable administrative fees; supplies, costs, wages and related employee benefits payable for the management, maintenance and operation of the Building; maintenance, repair and replacement of the driveways, parking and sidewalk areas (including snow and ice removal), landscaped areas, and lighting; and maintenance and repair costs, dues, fees and assessments incurred under any covenants or charged by any owners association. The cost of any Operating Expenses that are capital in nature shall be amortized over the useful life of the improvement (as reasonably determined by Landlord), and only the amortized portion shall be included in Operating Expenses.

For purposes of this provision and the remainder of this Lease, the term “Operating Expenses” shall not include:

(i)                                     Any ground lease rental;

(ii)                                  Cost of any capital improvements, except for capital improvements that may be required to be made by laws, statutes, codes or regulations that were not in effect or applicable to the Building at the time it was constructed;

(iii)                               Rental for items (except when needed in connection with normal repairs and maintenance of Building Systems) which if purchased, rather than rented, would constitute a capital improvement;

(iv)                              Costs incurred by Landlord for the repair of damage to the Building to the extent that Landlord is reimbursed by insurance proceeds;

(v)                                 Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant or other occupants’ improvements in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space;

(vi)                              Depreciation on the Building or interest payments or financing costs associated with the Building;

(vii)                           Marketing costs, including without limitation, leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and /or assignments, space planning costs and other costs and expenses incurred in connection with lease, sublease and /or assignment negotiations and transactions with Tenant or present or prospective tenants or other occupants of the Building;

(viii)                        Expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly but which are provided to other tenants or occupants of the Building;

(ix)                                Costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Building;

(x)                                   Costs representing amounts paid to an affiliate of Landlord for services or materials which are in excess of the amounts which would have been paid in the absence of such relationship;

(xi)                                Advertising and promotional expenditures, and the cost of signs in or on the Building identifying the owner of the Building or other tenants;

(xii)                             Costs of correcting building code violations which violations were in existence on the Original Space Commencement Date;

(xiii)                          Tax penalties incurred as a result of Landlord’s failure to make payments and/or to file any tax or informational returns when due;

(xiv)                         Costs for which Landlord has been compensated by a management fee, and any management fees in excess of those management fees which are normally and customarily charged by landlords of comparable buildings;

(xv)                            Costs arising from the negligence or fault of other tenants or Landlord, or its agents, or any vendors, contractors, or providers of materials or services selected, hired or engaged by Landlord or its agents;

(xvi)                         Costs arising from Landlord’s charitable or political contributions;

(xvii)                      Costs arising from defects in improvements installed by Landlord to the extent Landlord is reimbursed for such costs by warranties;

(xviii)                   Cost for the acquisition of (as contrasted with the maintenance of) sculpture, paintings or other objects of art;

(xix)                           Costs (including in connection therewith all attorneys’ fees and costs of settlement judgments and payment in lieu thereof) arising from claims, disputes, or potential disputes in connection with potential or actual claims, litigation or arbitrations pertaining to Landlord and/or the Building;

(xx)                              Costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished form the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits, costs of selling syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building;

(xxi)                           Any expenses incurred by Landlord for the use of any portions of the Building to accommodate events including, but not limited to shows, promotions, kiosks, displays, filming, photography, private events or parties, ceremonies, and advertising beyond the normal expenses otherwise attributable to providing Building services, such as lighting and HVAC to such public portions of the Building in normal Building operations;

(xxii)                        Any entertainment, dining or travel expenses for any purpose;

(xxiii)                     Any flowers, gifts, balloons, etc. provided to any entity whatsoever, to including, but not limited to Tenant, other tenants, employees, vendors, contractors prospective tenants and agents;

(xxiv)                    Any “above-standard” cleaning, repairs, maintenance or other services, including without limitation, construction clean-up or special cleanings associated with parties or events and specific tenant requirements, in excess of the cleaning, repairs, maintenance and other services provided to Tenant, including related trash collection, removal, hauling and dumping;

(xxv)                       The cost of any magazine, newspaper, trade or other subscriptions;

(xxvi)                    The cost of any “tenant relations” parties, events or promotions no consented to by an authorized representative of Tenant;

(xxvii)                 “In-house” legal and/or accounting fees; and

(xxviii)              Reserves for bad debts.

(c)                                  “Tenant’s Proportionate Share of Operating Expenses” shall mean an amount equal to the product of Tenant’s Proportionate Share times the Operating Expenses.

(d)                                 “Real Estate Taxes” shall mean any form of real estate tax or assessment or service payments in lieu thereof, and any license fee, commercial rental tax, improvement bond or other similar charge or tax (other than inheritance, franchise, gift, payroll, capital stock personal income or estate taxes) imposed upon the Building or Common Areas, or against Landlord’s business of leasing the Building, by any authority having the power to so charge or tax, together with costs and expenses of contesting the validity or amount of the Real Estate Taxes. Real Estate Taxes shall not include any Illinois Replacement Tax or any transfer or mortgage tax imposed in connection with a transfer of the Building.

Section 3.03. Payment of Additional Rent.

(a)                                  Any amount required to be paid by Tenant hereunder (in addition to Minimum Annual Rent) and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered “Additional Rent” payable in the same manner and upon the same terms and conditions as the Minimum Annual Rent reserved hereunder, except as set forth herein to the contrary. Any failure on the part of Tenant to pay such Additional Rent when and as the same shall become due shall entitle Landlord to the remedies available to it for non-payment of Minimum Annual Rent.

(b)                                 In addition to the Minimum Annual Rent specified in this Lease, commencing as of the Original Premises Commencement Date and the Additional Space Commencement Date, as applicable, Tenant shall pay to Landlord as Additional Rent for the Leased Premises, in each calendar year or partial calendar year during the Lease Term, an amount equal to the Annual Rental Adjustment for such calendar year. Landlord shall estimate the Annual Rental Adjustment annually, and written notice thereof shall be given to Tenant prior to the beginning of each calendar year. Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installment is due, an amount equal to one-twelfth (1/12) of the estimated Annual Rental Adjustment. Tenant shall be responsible for delivering the Additional Rent to the payment address set forth in Section 1.01(1) above in accordance with this Section 3.03. If Operating Expenses increase during a calendar year, Landlord may increase the estimated Annual Rental Adjustment during such year by giving Tenant written notice to that effect, and thereafter Tenant shall pay to Landlord, in each of the remaining months of such year, an amount equal to the amount of such increase in the estimated Annual Rental Adjustment divided by the number of months remaining in such year. Within a reasonable time after the end of each calendar year, Landlord shall prepare and deliver to Tenant a statement showing the actual Annual Rental Adjustment. Within thirty (30) days after receipt of the aforementioned statement, Tenant shall pay to Landlord, or Landlord shall credit against the next rent payment or payments due from Tenant, as the case may be, the difference between the actual Annual Rental Adjustment for the preceding calendar year and the estimated amount paid by Tenant during such year. This Section 3.03 shall survive the expiration or any earlier termination of this Lease. Notwithstanding anything contained herein to the contrary, Landlord and Tenant hereby agree that Tenant shall not pay the Annual Rental Adjustments for (i) the Original Premises until the Original Premises Commencement Date, and (ii) the Additional Space until the Additional Space Commencement Date.

Section 3.04. Late Charges. Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to pay timely any payment required hereunder. Therefore, in addition to the other remedies available to Landlord hereunder, if any payment required to be paid by Tenant to Landlord hereunder shall become overdue, such unpaid amount shall bear interest from the due date thereof to the date of payment at the prime rate of interest, as reported in the Wall Street Journal (the “Prime Rate”) plus four percent (4%) per annum.

Section 3.05. Maximum Increase in Operating Expenses. Notwithstanding anything in this Lease to the contrary, Tenant will be responsible for Tenant’s Proportionate Share of Real Estate Taxes, insurance premiums, utilities, janitorial services, snow removal, landscaping, management fees, and charges assessed against the Building pursuant to any covenants or owner’s association (“Uncontrollable Expenses”), without regard to the level of increase in any or all of the above in any year or other period of time. Tenant’s obligation to pay all other Building Operating Expenses that are not Uncontrollable Expenses (herein “Controllable Expenses”) shall be limited to a four percent (4%) per annum increase over the amount the Controllable Expenses per rentable square foot for the immediately preceding calendar year would have been had the Controllable Expenses per rentable square foot increased at the rate of four percent (4%) in all previous calendar years beginning with the actual Controllable Expenses per rentable square foot for the year ending December 31, 2007. In the event Tenant leases, but ceases to occupy the Leased Premises, Tenant shall receive a credit against Operating Expenses for the reduction in janitorial services to the extent Landlord is able to obtain a credit for those services from its janitorial service provider.

Section 3.06. Inspection and Audit Rights.

(a) Tenant shall have the right to inspect, at reasonable times and in a reasonable manner, during the ninety (90) day period following the delivery of Landlord’s statement of the actual amount of the Annual Rental Adjustment (the “Inspection Period”), such of Landlord’s books of account and records as pertain to and contain information concerning the Annual Rental Adjustment for the prior calendar year in order to verify the amounts thereof. Such inspection shall take place at Landlord’s office upon at least fifteen (15) days prior written notice from Tenant to Landlord, but such notice period shall not affect the duration of the Inspection Period. Only Tenant or a certified public accountant that is not being compensated for its services on a contingency fee basis shall conduct such inspection. Tenant shall also agree to follow Landlord’s reasonable procedures for auditing such books and records. Landlord and Tenant shall act reasonably in assessing the other party’s calculation of the Annual Rental Adjustment. Tenant shall provide Landlord with a copy of its findings within sixty (60) days after completion of the audit. In the event of any errors on the part of Landlord that Landlord agrees were errors costing Tenant in excess of five percent (5%) of Tenant’s actual operating expense liability for any calendar year, Landlord will also reimburse Tenant for the costs of an audit reasonably incurred by Tenant in an amount not to exceed $2,500. Tenant’s failure to exercise its rights hereunder within the Inspection Period shall be deemed a waiver of its right to inspect or contest the method, accuracy or amount of such Annual Rental Adjustment.

(b) If Landlord and Tenant agree that Landlord’s calculation of the Annual Rental Adjustment for the inspected calendar year was incorrect, the parties shall enter into a written agreement confirming such undisputed error and then Landlord shall make a correcting payment in full to Tenant within thirty (30) days after the determination of the amount of such error or credit such amount against future Additional Rent if Tenant overpaid such amount, and Tenant shall pay Landlord within thirty (30) days after the determination of such error if Tenant underpaid such amount.

(c) All of the information obtained through Tenant’s inspection with respect to financial matters (including, without limitation, costs, expenses and income) and any other matters pertaining to Landlord, the Leased Premises, the Building and/or the Park as well as any compromise, settlement or adjustment reached between Landlord and Tenant relative to the results of the inspection shall be held in strict confidence by Tenant and its officers, agents, and employees; and Tenant shall cause its independent professionals to be similarly bound. The obligations within the preceding sentence shall survive the expiration or earlier termination of the Lease.

ARTICLE 4 - SECURITY DEPOSIT

Tenant shall, upon execution of this Lease, provide to Landlord an irrevocable letter of credit, in the form attached hereto as Exhibit D, issued by a bank reasonably acceptable to Landlord. The letter of credit shall be in the amount of Six Hundred and Fifty Thousand and 00/100 Dollars ($650,000.00) and shall constitute the “Security Deposit” for the full and faithful performance by Tenant of all of the terms, conditions and covenants contained in the Lease on the part of the Tenant to be performed, including but not limited to the payment of rent. Such letter of credit shall automatically renew on an annual basis and shall not expire less than sixty (60) days after the expiration or earlier termination of this Lease. In the event Landlord receives notice from the bank issuing the letter of credit that the letter of credit will not be renewed and Landlord has not received a replacement letter of credit at least forty-five (45) days prior to the expiration date thereof, Landlord may immediately draw upon such letter of credit and hold the cash proceeds thereof in lieu of such letter of credit. All sums held by Landlord pursuant to this Article 4 shall be without interest. Landlord may, at its option, draw upon the letter of credit in the event of a default by Tenant of any term, condition or covenant in the Lease; and if Landlord does so, Tenant shall, upon request of Landlord, deposit with Landlord the amount so applied so that Landlord will have on hand at all times during the Lease Term the full amount. At the end of the Lease Term, provided there is no uncured default, Landlord shall return the letter of credit or, in the event such is not renewed, any security held by Landlord, to Tenant, within sixty (60) days after the expiration date of the Lease Term. Notwithstanding the above, provided Tenant has not been in default hereunder beyond any applicable cure period, Tenant shall have the right (i) on March 1, 2011 upon thirty (30) days prior written notice to Landlord to reduce the letter of credit to Three Hundred Twenty-Five Thousand and 00/100 Dollars ($325,000.00), and (ii) on March 1, 2015 upon thirty (30) days prior written notice to Landlord to reduce the letter of credit to zero and Landlord shall return the original letter of credit to Tenant.

ARTICLE 5 - OCCUPANCY AND USE

Section 5.01. Use. Tenant shall use the Leased Premises for the Permitted Use and for no other purpose without the prior written consent of Landlord. To the extent permitted by applicable laws, rules and ordinances, Tenant shall also have the right to use a portion of the Leased Premises for (i) light assembly and manufacturing, and (ii) a private daycare facility for use by Tenant’s employees only.

Section 5.02. Covenants of Tenant Regarding Use.

(a)                                  Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) comply with all covenants that encumber the Building and all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including, without limitation, those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises, and (iii) comply with and obey all reasonable directions, rules and regulations of Landlord, including the Building Rules and Regulations attached hereto as Exhibit E and made a part hereof, as may be modified from time to time by Landlord on reasonable notice to Tenant. In the event of any conflict between the terms of this Lease and the terms of Exhibit E, the terms of this Lease shall control.

(b)                                 Notwithstanding anything contained herein to the contrary, Tenant shall not do or permit anything to be done in or about the Leased Premises that will in any way cause a nuisance, obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any of Landlord’s directions, rules and regulations, but agrees that any enforcement thereof shall be done uniformly. Tenant shall not use the Leased Premises, nor allow the Leased Premises to be used, for any purpose or in any manner that would (i) invalidate any policy of insurance now or hereafter carried by Landlord on the Building, or (ii) increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord for any increase in premium charged.

Section 5.03. Landlord’s Rights Regarding Use. Without limiting any of Landlord’s rights specified elsewhere in this Lease (a) Landlord shall have the right at any time, without notice to Tenant, to control, change or otherwise alter the Common Areas in such manner as it deems necessary or proper, provided that any such alteration does not materially and adversely interfere with Tenant’s access to the Leased Premises; and (b) Landlord, its agents, employees and contractors and any mortgagee of the Building shall have the right to enter any part of the Leased Premises at reasonable times upon reasonable notice (except in the event of an emergency where no notice shall be required) for the purposes of examining or inspecting the same (including, without limitation, testing to confirm Tenant’s compliance with this Lease), showing (during the last 18 months of the Lease Term) the same to prospective purchasers, mortgagees or tenants, and making such repairs, alterations or improvements to the Leased Premises or the Building as Landlord may deem necessary or desirable. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor. Notwithstanding the Foregoing, Landlord shall make commercially reasonable efforts to not materially and adversely interfere with Tenant’s use of the Leased Premises when exercising its rights under this Section 5.03.

ARTICLE 6 - UTILITIES AND OTHER BUILDING SERVICES

Section 6.01. Services to be Provided. Provided Tenant is not is not currently in default beyond the expiration of any notice and cure period to which Tenant may be entitled. Landlord shall furnish to the Leased Premises, except as noted below, the following utilities and other services to the extent reasonably necessary for the use of the Leased Premises for the Permitted Use, or as may be required by law or directed by governmental authority:

(a)                                  Heating, ventilation and air-conditioning between the hours of 8:00 a.m. and 6:00 p.m. Monday through Friday and 9:00 a.m. to 1:00 p.m. on Saturday of each week except on legal holidays;

(b)                                 Electrical current not to exceed four (4) watts per square foot, or as needed pursuant to separately metered service;

(c)                                  Water in the Common Areas for lavatory and drinking purposes and in the Leased Premises for pantries and kitchens as shown on the CDs (as defined in Exhibit B);

(d)                                 Automatic elevator service;

(e)                                  Cleaning and janitorial service in the Leased Premises and Common Areas on Monday through Friday of each week except legal holidays; provided, however, Tenant shall be responsible for carpet cleaning other than routine vacuuming;

(f)                                    Washing of windows at intervals reasonably established by Landlord (minimum 2 times per year);

(g)                                 Replacement of all lamps, bulbs, starters and ballasts in Building standard lighting as required from time to time as a result of normal usage;

(h)                                 Maintenance of the Common Areas, including the removal of standard office rubbish, ice and snow;

(i)                                     24-hour manned security of the Building, as reasonably determined by Landlord;

(j)                                     Tenant shall have the right to use the loading dock for the Building multiple times per day at no additional cost throughout the Lease Term. Special deliveries that will occupy the loading areas for more than thirty (30) minutes shall be scheduled after-hours with property management.

Subject to the Building Rules and Regulations, Tenant shall have access to the Leased Premises, Building and Common Areas twenty-four (24) hours a day, seven (7) days a week except for periodic shutdowns for repairs or maintenance of which Tenant shall receive advanced written notice.

The HVAC shall be capable of maintaining, during the cooling season, inside space conditions of 75°F (+2 degrees) dry bulb and 50% (±5%) relative humidity when outside conditions are 94°F dry bulb and 75°F (mean coincident wet bulb) and during the heating season, maintain not less than 72°F (-2 degrees) with outdoor temperatures ranging down to -10°F. The foregoing is based upon an occupancy density of not more than one (1) person per 150 square feet of floor area and a maximum electric wiring and power load of 5 watts per square foot of floor area (2 watts for lighting and 3 watts for power).

Section 6.02. Additional Services.

(a)                                  If Tenant requests utilities or building services in addition to those identified above, or if Tenant uses any of the above utilities or services in frequency, scope, quality or quantity substantially greater than that which Landlord determines is normally required by other tenants in the Building, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or services. In the event Landlord is able to and does furnish such additional utilities or services, the costs thereof (which shall be deemed to mean the cost that Tenant would have incurred had Tenant contracted directly with the utility company or service provider) shall be borne by Tenant, who shall reimburse Landlord monthly for the same as Additional Rent. Landlord shall also have the right to submeter or separately meter the Leased Premises at Tenant’s sole cost, and Tenant shall pay such utilities based on the submeter or separate meter.

(b)                                 If any lights, density of staff, machines or equipment used by Tenant in the Leased Premises materially affect the temperature otherwise maintained by the Building’s air-conditioning system or generate substantially more heat in the Leased Premises than that which would normally be generated by other tenants in the Building or by tenants in comparable office buildings, then Landlord shall have the right to install any machinery or equipment that Landlord considers reasonably necessary in order to restore the temperature balance between the Leased Premises and the rest of the Building, including, without limitation, equipment that modifies the Building’s air-conditioning system. All costs expended by Landlord to install any such machinery and equipment and any additional costs of operation and maintenance in connection therewith shall be borne by Tenant, who shall reimburse Landlord for the same as provided in this Section 6.02. After hours HVAC will be provided to Tenant daily upon not less than four (4) hours prior notice, which notice may be verbal. The current fee (subject to change) for after-hours HVAC use is One Hundred Dollars ($100.00) per hour.

(c)                                  Landlord currently provides the Building with a daily (Monday-Friday) shuttle service, which includes routine stops at the train station for the Chicago Transit Authority’s Blue Line Service and O’Hare International Airport. The shuttle service currently runs approximately every thirty (30) minutes from 6:40 a.m. to 9:40 a.m., 2:05 p.m. to 6:15 p.m., and 10:00 p.m. to 1:00 a.m. Tenant can schedule additional runs to or from O’Hare International Airport during the off-hours with the concierge service. This service is on a first come, first serve basis.

Section 6.03. Interruption of Services. Tenant acknowledges and agrees that any one or more of the utilities or other services identified in Sections 6.01 or 6.02 or otherwise hereunder may be interrupted by reason of accident, emergency or other causes beyond Landlord’s control, or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or service and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder. Notwithstanding the foregoing, in the event that (i) an interruption of utility service to the Leased Premises is due to Landlord’s negligence or intentional wrongful acts and (ii) the restoration of such utility service is entirely within Landlord’s control and (iii) such interruption renders all or a portion of the Leased Premises untenantable (meaning that Tenant is unable to use, and does not use, such space in the normal course of its business for the Permitted Use) for more than ten (10) consecutive business days, then Tenant shall notify Landlord in writing that Tenant intends to abate rent. If service has not been restored within five (5) business days of Landlord’s receipt of Tenant’s notice, then Minimum Annual Rent shall abate proportionately with respect to the portion of the Leased Premises rendered untenantable on a per diem basis for each day after such five (5) business-day period during which such portion of the Leased Premises remains untenantable. Such abatement shall be Tenant’s sole remedy for Landlord’s failure to restore service as set forth above, and Tenant shall not be entitled to damages (consequential or otherwise) as a result thereof.

ARTICLE 7 - REPAIRS, MAINTENANCE AND ALTERATIONS

Section 7.01. Repair and Maintenance of Building. Landlord shall make all necessary repairs and replacements to the roof, exterior walls, exterior doors, windows, corridors and other Common Areas, and Landlord shall keep the Building in a clean and neat condition and use reasonable efforts to keep all equipment used in common with other tenants in good condition and repair. The cost of such repairs, replacements and maintenance shall be included in Operating Expenses to the extent provided in Section 3.02; provided however, to the extent any such repairs, replacements or maintenance are required because of the negligence, misuse or default of Tenant, its employees, agents, contractors, customers or invitees, Landlord shall make such repairs at Tenant’s sole expense.

Section 7.02. Repair and Maintenance of Leased Premises. Landlord shall keep and maintain the Leased Premises in good condition and repair. The cost of such repairs and maintenance to the Leased Premises shall be included in Operating Expenses; provided however, to the extent any repairs or maintenance are required in the Leased Premises because of the negligence, misuse or default of Tenant, its employees, agents, contractors, customers or invitees or are made at the specific request of Tenant, Landlord shall make such repairs or perform such maintenance at Tenant’s sole expense. Notwithstanding the above, Tenant shall be solely responsible for any repair or replacement with respect to Tenant’s Property (as defined in Section 8.01 below) located in the Leased Premises. Nothing in this Article 7 shall obligate Landlord or Tenant to repair normal wear and tear to any paint, wall covering or carpet in the Leased Premises.

Section 7.03. Alterations. Tenant shall not permit alterations in or to the Leased Premises unless and until Landlord has approved the plans therefor in writing with the exception of alterations or improvements not exceeding Fifty Thousand Dollars ($50,000.00) which are not visible from outside the Leased Premises and which do not affect the structure, mechanical systems or electrical systems of the Building (“Minor Alterations”). In situations where Landlord’s prior approval is not so required. Tenant shall promptly notify Landlord with respect to such alterations and furnish Landlord with architectural drawings regarding same. As a condition of such approval, or, with respect to any alterations not requiring Landlord’s approval, Landlord and Tenant shall expressly agree on which party shall be responsible for removal of the alteration in writing; otherwise, all such alterations shall at Landlord’s option become a part of the realty and the property of Landlord, and shall not be removed by Tenant. Tenant shall ensure that all alterations shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and of quality equal to or better than the original construction of the Building. No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute Landlord’s consent to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record within thirty (30) days after filing. Tenant shall indemnify Landlord from all costs, losses, expenses and attorneys’ fees in connection with any construction or alteration and any related lien. Except for Minor Alterations, Tenant agrees that, as long as Duke Realty Limited Partnership or a subsidiary or affiliate of Duke Realty Limited Partnership is owner of the Building, at Landlord’s option, Duke Construction Limited Partnership or a subsidiary or affiliate of Landlord, who shall receive a fee as Landlord’s construction manager or general contractor, shall perform all work on any alterations to the Leased Premises.

ARTICLE 8 - INDEMNITY AND INSURANCE

Section 8,01. Release. All of Tenant’s trade fixtures, merchandise, inventory and all other personal property in or about the Leased Premises, the Building or the Common Areas, which is deemed to include the trade fixtures, merchandise, inventory and personal property of others located in or about the Leased Premises or Common Areas at the invitation, direction or acquiescence (express or implied) of Tenant (all of which property shall be referred to herein, collectively, as “Tenant’s Property”), shall be and remain at Tenant’s sole risk. Landlord shall not be liable to Tenant or to any other person for, and Tenant hereby releases Landlord from (a) any and all liability for theft or damage to Tenant’s Property, and (b) any and all liability for any injury to Tenant or its employees, agents, contractors, guests and invitees in or about the Leased Premises, the Building or the Common Areas, except to the extent of personal injury (but not property loss or damage) caused directly by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 8.01 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.01, the provisions of Section 8.06 shall prevail. This Section 8.01 shall survive the expiration or earlier termination of this Lease.

Section 8.02. Indemnification by Tenant. Tenant shall protect, defend, indemnify and hold Landlord, its agents, employees and contractors harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses, and expenses (including reasonable attorneys’ fees and expenses at the trial and appellate levels) to the extent (a) arising out of or relating to any act, omission, negligence, or willful misconduct of Tenant or Tenant’s agents, employees, contractors, customers or invitees in or about the Leased Premises, the Building or the Common Areas, (b) arising out of or relating to any of Tenant’s Property, or (c) arising out of any other act or occurrence within the Leased Premises, in all such cases except to the extent of personal injury (but not property loss or damage) caused directly by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 8.02 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.02, the provisions of Section 8.06 shall prevail. This Section 8.02 shall survive the expiration or earlier termination of this Lease.

Section 8.03. Indemnification by Landlord. Landlord shall protect, defend, indemnify and hold Tenant, its agents, employees and contractors harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses and expenses (including reasonable attorneys’ fees and expenses at the trial and appellate levels) to the extent arising out of or relating to any act, omission, negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors. Nothing contained in this Section 8.03 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.03, the provisions of Section 8.06 shall prevail. This Section 8.03 shall survive the expiration or earlier termination of this Lease.

Section 8.04. Tenant’s Insurance.

(a)                                  During the Lease Terms for the Original Premises and the Additional Space (and any period of early entry or occupancy or holding over by Tenant, if applicable), Tenant shall maintain the following types of insurance, in the amounts specified below:

(i)                                     Liability Insurance. Commercial General Liability Insurance (which insurance shall not exclude blanket contractual liability, broad form property damage, personal injury, or fire damage coverage) covering the Leased Premises and Tenant’s use thereof against claims for bodily injury or death and property damage, which insurance shall provide coverage on an occurrence basis with a per occurrence limit of not less than $3,000,000, and with general aggregate limits of not less than $10,000,000 for each policy year, which limits may be satisfied by any combination of primary and excess or umbrella per occurrence policies.

(ii)                                  Property Insurance. Special Form Insurance (which insurance shall not exclude flood or earthquake) in the amount of the full replacement cost of Tenant’s Property and betterments (including alterations or additions performed by Tenant pursuant hereto, but excluding those improvements, if any, made pursuant to Section 2.02 above), which insurance shall include an agreed amount endorsement waiving coinsurance limitations.

(iii)                               Worker’s Compensation Insurance. Worker’s Compensation insurance in amounts required by applicable law.

(iv)                              Business Interruption Insurance. Business Interruption Insurance with limits not less than an amount equal to two (2) years rent hereunder.

(b)                                 All insurance required by Tenant hereunder shall (i) be issued by one or more insurance companies reasonably acceptable to Landlord, licensed to do business in the State in which the Leased Premises is located and having an AM Best’s rating of A IX or better, and (ii) provide that said insurance shall not be materially changed, canceled or permitted to lapse on less than thirty (30) days’ prior written notice to Landlord. In addition, Tenant’s insurance shall protect Tenant and Landlord as their interests may appear, naming Landlord, Landlord’s managing agent, and any mortgagee requested by Landlord, as additional insureds under its commercial general liability policies. On or before the Original Premises Commencement Date and the Additional Space Commencement Date (if applicable) (or the date of any earlier entry or occupancy by Tenant), and thereafter, within thirty (30) days prior to the expiration of each such policy. Tenant shall furnish Landlord with certificates of insurance in the form of ACORD 25 or ACORD 25-S (or other evidence of insurance reasonably acceptable to Landlord), evidencing all required coverages, together with a copy of the endorsements to Tenant’s commercial general liability policy evidencing primary and non-contributory coverage offered to the appropriate additional insureds. Upon Tenant’s receipt of a request from Landlord, Tenant shall provide Landlord with copies of all insurance policies, including all endorsements, evidencing the coverages required hereunder. If Tenant fails to carry such insurance and furnish Landlord with such certificates of insurance or copies of insurance policies (if applicable). Landlord may obtain such insurance on Tenant’s behalf and Tenant shall reimburse Landlord upon demand for the cost thereof as Additional Rent Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts or different types of insurance if it becomes customary for other landlords of similar buildings in the area to require similar sized tenants in similar industries with similar uses to carry insurance of such higher minimum amounts or of such different types.

Section 8.05. Landlord’s Insurance. During the Lease Terms for the Original Premises and the Additional Space, Landlord shall maintain the following types of insurance, in the amounts specified below (the cost of which shall be included in Operating Expenses):

(a)                                  Liability Insurance. Commercial General Liability Insurance (which insurance shall not exclude blanket, contractual liability, broad form property damage, personal injury, or fire damage coverage) covering the Common Areas against claims for bodily injury or death and property damage, which insurance shall provide coverage on an occurrence basis with a per occurrence limit of not less than $3,000,000, and with general aggregate limits of not less than $10,000,000 for each policy year, which limits may be satisfied by any combination of primary and excess or umbrella per occurrence policies.

(b)                                 Property Insurance. Special Form Insurance (which insurance shall not exclude flood or earthquake) in the amount of the full replacement cost of the Building, including, without limitation, any improvements, if any, made pursuant to Section 2.02 above, but excluding Tenant’s Property and any other items required to be insured by Tenant pursuant to Section 8.04 above.

Section 8.06. Waiver of Subrogation. Notwithstanding anything contained in this Lease to the contrary, Landlord and Tenant hereby waive any rights each may have against the other on account of any loss of or damage to their respective property, the Leased Premises, its contents, or other portions of the Building or Common Areas arising from any risk which is required to be insured against by Sections 8.04(a)(ii) and 8.05(b) above. The special form coverage insurance policies maintained by Landlord and Tenant as provided in this Lease shall include an endorsement containing an express waiver of any rights of subrogation by the insurance company against Landlord and Tenant, as applicable.

ARTICLE 9 - CASUALTY

In the event of total or partial destruction of the Building or the Leased Premises by fire or other casualty, Landlord agrees promptly to restore and repair same; provided, however, Landlord’s obligation hereunder with respect to the Leased Premises shall be limited to the reconstruction of such of the leasehold improvements as were originally required to be made by Landlord pursuant to Section 2.02 above, if any. Rent shall proportionately abate during the time that the Leased Premises or part thereof are unusable because of any such damage. Notwithstanding the foregoing, if the Leased Premises are (a) so destroyed that they cannot be repaired or rebuilt within one hundred eighty (180) days from the casualty date; or (b) destroyed by a casualty that is not covered by the insurance required hereunder or, if covered, such insurance proceeds are not released by any mortgagee entitled thereto or are, together with the amount of any deductible, insufficient to rebuild the Building and the Leased Premises; then, in case of a clause (a) casualty, either Landlord or Tenant may, or, in the case of a clause (b) casualty, then Landlord may, upon thirty (30) days’ written notice to the other party, terminate this Lease with respect to matters thereafter accruing. Notwithstanding the foregoing, if such casualty occurs within the last eighteen (18) months of the Lease Term, either party shall have the right to terminate this Lease as of the date of such casualty, by written notice to the other party within thirty (30) days after the date of such casualty. Tenant waives any right under applicable laws inconsistent with the terms of this paragraph.

ARTICLE 10 - EMINENT DOMAIN

If all or any substantial part of the Building or Common Areas shall be acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving written notice to Tenant on or before the date possession thereof is so taken. If all or any part of the Leased Premises shall be acquired by the exercise of eminent domain so that the Leased Premises shall become impractical for Tenant to use for the

Permitted Use, Tenant may terminate this Lease by giving written notice to Landlord as of the date possession thereof is so taken. All damages awarded shall belong to Landlord; provided, however, that Tenant may claim dislocation damages if such amount is not subtracted from Landlord’s award.

ARTICLE 11 - ASSIGNMENT AND SUBLEASE

Section 11.01. Assignment and Sublease.

(a)                                  Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord’s prior written consent. In the event of any permitted assignment or subletting, Tenant shall remain primarily liable hereunder, and any extension (except in the event Tenant subleases or assigns an entire floor of the Building, in which case the Option to Extend shall remain in effect for the entire Leased Premises), expansion, rights of first offer, rights of first refusal or other options granted to Tenant under this Lease shall be rendered void and of no further force or effect. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises. Any assignment or sublease consented to by Landlord shall not relieve Tenant (or its assignee) from obtaining Landlord’s consent to any subsequent assignment or sublease.

(b)                                 By way of example and not limitation, Landlord shall be deemed to have reasonably withheld consent to a proposed assignment or sublease if in Landlord’s opinion (i) the Leased Premises are or may be in any way adversely affected; (ii) the business reputation of the proposed assignee or subtenant is unacceptable; or (iii) the prospective assignee or subtenant is a current tenant at the Park. Tenant shall provide Landlord with written notice of its intent to sublease or assign a portion of the Leased Premises. Landlord may, at its option, within thirty (30) days after receiving Tenant’s notice, terminate this Lease with respect to the space Tenant intends to sublease or assign by giving Tenant thirty (30) days prior written notice of such termination, whereupon each party shall be released from all further obligations and liability hereunder with respect to the portion of the Leased Premises for which this Lease has been terminated, the rent and Tenant’s proportionate share shall be adjusted as of the date of termination, except those which expressly survive the termination of this Lease. If Landlord fails to provide notice within such thirty (30) day period, Landlord shall be deemed to have waived its right to recapture.

(c)                                  If Tenant shall make any assignment or sublease, with Landlord’s consent, for a rental in excess of the rent payable under this Lease, Tenant shall pay to Landlord fifty percent (50%) of any such excess rental upon receipt, after first paying from such excess the reasonable and customary costs and expenses incurred by Tenant in connection with such subleasing or assignment. Tenant agrees to pay Landlord $500.00 upon demand by Landlord for reasonable accounting and attorneys’ fees incurred in conjunction with the processing and documentation of any requested assignment, subletting or any other hypothecation of this Lease or Tenant’s interest in and to the Leased Premises as consideration for Landlord’s consent. In the event Landlord has waived or is deemed to have waived its recapture rights, Tenant may market the Leased Premises for assignment of subletting. Tenant shall send notice to Landlord of any proposed assignment or sublease, and Landlord shall have thirty (30) days to consent to any such assignment or sublease, which consent shall not be unreasonably withheld, delayed or conditioned.

Section 11.02. Permitted Transfer. Notwithstanding anything to the contrary contained in Section 11.01 above, Tenant shall have the right, without Landlord’s consent, but upon ten (10) days prior notice to Landlord, to (a) sublet all or part of the Leased Premises to any related corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant; (b) assign all or any part of this Lease to any related corporation or other entity which controls Tenant, is controlled by Tenant, or is under common control with Tenant, or to a successor entity into which or with which Tenant is merged or consolidated or which acquires substantially all of Tenant’s assets or property; or (c) effectuate any public offering of Tenant’s stock on the Swiss Exchange, New York Stock Exchange or in the NASDAQ over the counter market, provided that in the event of a transfer pursuant to clause (b), the tangible net worth after any such transaction is not less than the tangible net worth of Tenant as of the date hereof and provided further that such successor entity assumes all of the obligations and liabilities of Tenant (any such entity hereinafter referred to as a “Permitted Transferee”). For the purpose of this Article 11 (i) “control” shall mean ownership of not less than fifty percent (50%) of all voting stock or legal and equitable interest in such corporation or entity, and (ii) “tangible net worth” shall mean the excess of the value of tangible assets (i.e. assets excluding those which are intangible such as goodwill, patents and trademarks) over liabilities. Any such transfer shall not relieve Tenant of its obligations under this Lease. Nothing in this paragraph is intended to nor shall permit Tenant to transfer its interest under this Lease as part of a fraud or subterfuge to intentionally avoid its obligations under this Lease (for example, transferring its interest to a shell corporation that subsequently files a bankruptcy), and any such transfer shall constitute a Default hereunder. Any change in control of Tenant resulting from a merger, consolidation, or a transfer of partnership or membership interests, a stock transfer, or any sale of substantially all of the assets of Tenant that do not meet the requirements of this Section 11.02 shall be deemed an assignment or transfer that requires Landlord’s prior written consent pursuant to Section 11.01 above.

ARTICLE 12 -TRANSFERS BY LANDLORD

Section 12.01. Sale of the Building. Landlord shall have the right to sell the Building at any time during the Lease Term, subject only to the rights of Tenant hereunder; and such sale shall operate to release Landlord from liability hereunder after the date of such conveyance.

Section 12.02. Estoppel Certificate. Within ten (10) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost to Landlord, an estoppel certificate in such form as Landlord may reasonably request certifying (a) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (b) the date to which rent has been paid, (c) that there are not, to Tenant’s knowledge, any uncured defaults or specifying such defaults if any are claimed, and (d) any other matters or state of facts reasonably required respecting the Lease. Such estoppel may be relied upon by Landlord and by any purchaser or mortgagee of the Building.

Section 12.03. Subordination. Landlord shall have the right to subordinate this Lease to any mortgage, deed to secure debt, deed of trust or other instrument in the nature thereof, and any amendments or modifications thereto (collectively, a “Mortgage”) presently existing or hereafter encumbering the Building by so declaring in such Mortgage. Within ten (10) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost, any instrument that Landlord deems reasonably necessary or desirable to confirm the subordination of this Lease provided same is reasonably acceptable to Tenant. Notwithstanding the foregoing, if the holder of the Mortgage shall take title to the Leased Premises through foreclosure or deed in lieu of foreclosure, Tenant shall be allowed to continue in possession of the Leased Premises as provided for in this Lease so long as Tenant is not in Default.

Section 12.04. Non-Disturbance. Simultaneously with Landlord’s request to Tenant to execute a subordination agreement pursuant to this Section 12.03, Landlord shall use commercially reasonable efforts to secure a non-disturbance agreement from its mortgagee, in a form reasonable acceptable to Tenant and Tenant’s attorneys.

ARTICLE 13 - DEFAULT AND REMEDY

Section 13.01. Default. The occurrence of any of the following shall be a “Default”:

(a)                                  Tenant fails to pay Monthly Rental Installments or Additional Rents within five (5) days after the same is due. Notwithstanding the foregoing sentence, before exercising any of the default remedies of Landlord set forth in this Article 13, Landlord shall provide Tenant with a written courtesy notice of such default and Tenant shall have an additional five (5) days to cure such default; provided, however, that Landlord shall not be required to give such courtesy notice more than one (1) time with respect to any particular default, nor more than two (2) times in any consecutive twelve (12) month period with respect to any payment defaults in the aggregate.

(b)                                 Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Landlord; provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said thirty (30) day period and thereafter diligently completes the required action within a reasonable time.

(c)                                  Intentionally Omitted.

(d)                                 Tenant shall assign or sublet all or a portion of the Leased Premises in contravention of the provisions of Article 11 of this Lease.

(e)                                  All or substantially all of Tenant’s assets in the Leased Premises or Tenant’s interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant is insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within thirty (30) days thereafter; or, dissolution or other termination of Tenant’s corporate charter if Tenant is a corporation.

In addition to the defaults described above, the parties agree that if Tenant receives written notice of a violation of the performance of any (but not necessarily the same) term or condition of this Lease three (3) or more times during any twelve (12) month period, regardless of whether such violations are ultimately cured, then such conduct shall, at Landlord’s option, represent a separate Default.

Section 13.02. Remedies. Upon the occurrence of any Default, Landlord shall have the following rights and remedies, in addition to those stated elsewhere in this Lease and those allowed by law or in equity, any one or more of which may be exercised without further notice to Tenant:

(a)                                  Landlord may re-enter the Leased Premises and cure any Default of Tenant, and Tenant shall reimburse Landlord as Additional Rents for any costs and expenses which Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord’s action.

(b)                                 Without terminating this Lease, Landlord may terminate Tenant’s right to possession of the Leased Premises, and thereafter, neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises, and Tenant shall immediately surrender the Leased Premises to Landlord, and Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy that Landlord may have. Upon termination of possession, Landlord may (i) re-let all or any part thereof for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be immediately obligated to pay to Landlord an amount equal to the present value (discounted at the Prime Rate) of the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term (the “Accelerated Rent Differences”), or (ii) without re-letting, declare the present value (discounted at the Prime Rate) of all rent which would have been due under this Lease for the balance of the Lease Term to be immediately due and payable as liquidated damages (the “Accelerated Rents”). Upon termination of possession, Tenant shall be obligated to pay to Landlord (A) the Accelerated Rent Differences or the Accelerated Rents, whichever is applicable, (B) all loss or damage that Landlord may sustain by reason of Tenant’s Default (“Default Damages”), which shall include, without limitation, expenses of preparing the Leased Premises for re-letting, demolition, repairs, tenant finish improvements, brokers’ commissions and attorneys’ fees, and (C) all unpaid Minimum Annual Rents and Additional Rents that accrued prior to the date of termination of possession, plus any interest and late fees due hereunder (the “Prior Obligations”).

(c)                                  Landlord may terminate this Lease and declare the Accelerated Rents to be immediately due and payable, whereupon Tenant shall be obligated to pay to Landlord (i) the Accelerated Rents, (ii) all of Landlord’s Default Damages, and (iii) all Prior Obligations. It is expressly agreed and understood that all of Tenant’s liabilities and obligations set forth in this subsection (c) shall survive termination.

(d)                                 Landlord and Tenant acknowledge and agree that the payment of the Accelerated Rent Differences or the Accelerated Rents as set above shall not be deemed a penalty, but merely shall constitute payment of liquidated damages, it being understood that actual damages to Landlord are extremely difficult, if not impossible, to ascertain. Neither the filing of a dispossessory proceeding nor an eviction of personalty in the Leased Premises shall be deemed to terminate the Lease.

(e)                                  Landlord may sue for injunctive relief or to recover damages for any loss resulting from the Default.

Section 13.03. Landlord’s Default and Tenant’s Remedies. Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty (30) days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any sums due hereunder. As to Landlord’s maintenance and repair obligations hereunder inside the Leased Premises, if Landlord has not cured or commenced to cure a maintenance or repair default set forth in said notice from Tenant within said 30-day period, Tenant may undertake all reasonable action to cure Landlord’s failure of performance. If Tenant elects to cure said default Tenant shall, prior to commencement of said work, provide to Landlord a specific description of the work to be performed by Tenant and the name of Tenant’s contractor. Any materials used shall be of equal or better quality than currently exists in the Building and Tenant’s contractor shall be adequately insured and of good reputation. Landlord agrees to reimburse Tenant on demand for all reasonable, third party out-of-pocket expenses incurred by Tenant in connection therewith, provided that Tenant delivers to Landlord adequate bills or other supporting evidence substantiating said cost.

Section 13.04. Limitation of Landlord’s Liability. If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord’s right, title and interest in and to the Building including the rents and profits of the Building and insurance proceeds, for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant’s judgment.

Section 13.05. Nonwaiver of Defaults. Neither party’s failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord’s receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

Section 13.06. Attorneys’ Fees. If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for reasonable attorneys’ fees incurred in connection therewith. In addition, if a monetary Default shall occur and Landlord engages outside counsel to exercise its remedies hereunder, and then Tenant cures such monetary Default, Tenant shall pay to Landlord, on demand, all expenses incurred by Landlord as a result thereof, including reasonable attorneys’ fees, court costs and expenses actually incurred.

ARTICLE 14 - LANDLORD’S RIGHT TO RELOCATE TENANT

Intentionally Omitted.

ARTICLE 15 - TENANT’S RESPONSIBILITY REGARDING
ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES

Section 15.01. Environmental Definitions.

(a)                                  “Environmental Laws” shall mean all present or future federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, and the rules and regulations of the Federal Environmental Protection Agency and any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Leased Premises.

(b)                                 “Hazardous Substances” shall mean those substances included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances” “solid waste” or “infectious waste” under Environmental Laws and petroleum products.

Section 15.02. Restrictions on Tenant. Tenant shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for its Permitted Use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the highest standards prevailing in the industry.

Section 15.03. Notices, Affidavits, Etc. Tenant shall immediately (a) notify Landlord of (i) any violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of any Environmental Laws on, under or about the Leased Premises, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises, and (b) deliver to Landlord any notice received by Tenant relating to (a)(i) and (a)(ii) above from any source. Tenant shall execute affidavits, representations and the like within ten (10) days of Landlord’s request therefor concerning Tenant’s best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Leased Premises.

Section 15.04. Tenant’s Indemnification. Tenant shall indemnify Landlord and Landlord’s managing agent from any and all claims, losses, liabilities, costs, expenses and damages, including attorneys’ fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 15. The covenants and obligations under this Article 15 shall survive the expiration or earlier termination of this Lease.

Section 15.05. Existing Conditions. Notwithstanding anything contained in this Article 15 to the contrary, Tenant shall not have any liability to Landlord under this Article 15 resulting from any conditions existing, or events occurring, or any Hazardous Substances existing or generated, at, in, on, under or in connection with the Leased Premises prior to the Original Premises Commencement Date and the Additional Space Commencement Date of this Lease (or any earlier occupancy of the Leased Premises by Tenant) except to the extent Tenant exacerbates the same.

ARTICLE 16 - MISCELLANEOUS

Section 16.01. Benefit of Landlord and Tenant. This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

Section 16.02. Governing Law. This Lease shall be governed in accordance with the laws of the State where the Building is located.

Section 16.03. Force Majeure. Landlord and Tenant (except with respect to the payment of any monetary obligation) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including but not limited to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; or acts or omissions of governmental or political bodies.

Section 16.04. Examination of Lease. Submission of this instrument by Landlord to Tenant for examination or signature does not constitute an offer by Landlord to lease the Leased Premises. This Lease shall become effective, if at all, only upon the execution by and delivery to both Landlord and Tenant. Execution and delivery of this Lease by Tenant to Landlord constitutes an offer to lease the Leased Premises on the terms contained herein. The offer by Tenant will be irrevocable until 6:00 p.m. EST, fifteen (15) days after the date Landlord receives the Lease executed by Tenant.

Section 16.05. Indemnification for Leasing Commissions. The parties hereby represent and warrant that the only real estate brokers involved in the negotiation and execution of this Lease are the Brokers and that no other party is entitled, as a result of the actions of the respective party, to a commission or other fee resulting from the execution of this Lease. Each party shall indemnify the other from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled thereto. Landlord shall pay any commissions due Brokers based on this Lease pursuant to separate agreements between Landlord and Brokers.

Section 16.06. Notices. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Section 1.01(1). If sent by overnight courier, the notice shall be deemed to have been given the next business day after sending. If mailed, the notice shall be deemed to have been given on the date that is three (3) business days following mailing. If delivered by hand, the notice shall be deemed to have been delivered on the date delivered provided same is a business day, or on the next business day. Either party may change its address by giving written notice thereof to the other party.

Section 16.07. Partial Invalidity; Complete Agreement. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant.

Section 16.08. Financial Statements. During the Lease Term and any extensions thereof, Tenant shall provide to Landlord within thirty (30) days of Landlord’s written request, but no more frequently (unless needed in connection with the sale or financing of the Building) than once during any calendar year, a copy of Tenant’s most recent financial statements prepared as of the end of Tenant’s fiscal year. Such financial statements shall be signed by Tenant or an officer of Tenant, if applicable, who shall attest to the truth and accuracy of the information set forth in such statements, or if the Minimum Annual Rents hereunder exceed $100,000.00, said statements shall be certified and audited. All financial statements provided by Tenant to Landlord hereunder shall be prepared in conformity with generally accepted accounting principles, consistently applied.

Section 16.09. Representations and Warranties.

(a)                                  Tenant hereby represents and warrants that (i) Tenant is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Tenant is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Lease on behalf of Tenant has been properly authorized to do so, and such execution and delivery shall bind Tenant to its terms.

(b)                                 Landlord hereby represents and warrants that (i) Landlord is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Landlord is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Lease on behalf of Landlord has been properly authorized to do so, and such execution and delivery shall bind Landlord to its terms.

Section 16.10. Signage.

(a)                                  Landlord, at its cost and expense, shall provide Tenant with Building standard signage on the main Building directory and at the entrance to the Leased Premises. Any changes requested by Tenant to the initial directory or suite signage shall be made at Tenant’s sole cost and expense and shall be subject to Landlord’s approval. Landlord may install such other signs, advertisements, notices or tenant identification information on the Building directory, tenant access doors or other areas of the Building, as it shall deem necessary or proper. Tenant shall not place any exterior signs on the Leased Premises or interior signs visible from the exterior of the Leased Premises without the prior written consent of Landlord. Notwithstanding any other provision of this Lease to the contrary, Landlord may immediately remove any sign(s) placed by Tenant in violation of this Section 16.10.

(b)                                 Provided that (i) Tenant is not currently in Default beyond the expiration of any notice and cure period to which Tenant may be entitled; (ii) Tenant originally named herein or a Permitted Transferee remains in possession of and has been continuously operating in the entire Leased Premises for the Lease Term; (iii) Tenant complies with all zoning, municipal and county ordinances and any other applicable rules and regulations; and (iv) Tenant obtains Landlord’s written approval as to the type, size, style, color, location and manner of installation of the sign(s) prior to the installation of the sign(s), Tenant shall have the right, at its sole coast and expense, to install:

(1)                                  Monument Sign. A sign on the monument sign located on Higgins Road and servicing the Building. Tenant shall pay its proportionate share for maintaining and repairing such sign. Upon the expiration or early termination of this Lease, Tenant shall remove the sign and repair any damage caused by such removal at Tenant’s sole cost and expense; and

(2)                                  Exterior Signs. Two (2) signs on the top right or top left corner of either side of the Building. The signs shall be installed, maintained and repaired by Tenant at its sole cost and expense. Upon the expiration or early termination of this Lease, Tenant shall remove the signs and repair any damage caused by such removal at Tenant’s sole cost and expense.

Section 16.11. Parking. Tenant shall be entitled to the non-exclusive use of approximately 3.8 parking spaces designated for the Building by Landlord per one thousand (1,000) rentable square feet of space leased by Tenant from Landlord pursuant to the terms of this Lease. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right in its absolute discretion to determine whether parking facilities are becoming crowded and, in such event, to allocate parking spaces between Tenant and other tenants. There will be no assigned parking unless Landlord, in its sole discretion, deems such assigned parking advisable. No vehicle may be repaired or serviced in the parking area and any vehicle brought into the parking area by Tenant, or any of Tenant’s employees, contractors or invitees, and deemed abandoned by Landlord will be towed and all costs thereof shall be borne by the Tenant. All driveways, ingress and egress, and all parking spaces are for the joint use of all tenants. There shall be no parking permitted on any of the streets or roadways located within the Park. In addition, Tenant agrees that its employees will not park in the spaces designated visitor parking. Notwithstanding anything contained herein to the contrary, during the Lease Terms for the Original Premises and the Additional Space, Tenant shall be entitled to twelve (12) reserved parking spaces in the parking garage for the Building and one (1) visitor parking space located in the front of the Building at no cost to Tenant; provided, however, that Tenant shall pay for all signage required for such parking spaces.

Section 16.12. Consent. Where the consent or approval of a party is required, such consent will not be unreasonably withheld, conditioned or delayed.

Section 16.13. Time. Time is of the essence of each term and provision of this Lease.

Section 16.14. Patriot Act. Each of Landlord and Tenant, each as to itself, hereby represents its compliance with all applicable anti-money laundering laws, including, without limitation, the USA Patriot Act, and the laws administered by the United States Treasury Department’s Office of Foreign Assets Control, including, without limitation, Executive Order 13224 (“Executive Order”). Each of Landlord and Tenant further represents (i) that it is not, and it is not owned or controlled directly or indirectly by any person or entity, on the SDN List published by the United States Treasury Department’s Office of Foreign Assets Control and (ii) that it is not a person otherwise identified by government or legal authority as a person with whom a U.S. Person is prohibited from transacting business. As of the date hereof, a list of such designations and the text of the Executive Order are published under the internet website address www.ustreas.gov/offices/enforcement/ofac.

Section 16.15. Use of Auditorium. During the Lease Terms for the Original Premises and the Additional Space, Tenant shall be allowed to use the Building’s auditorium for up to thirty-six (36) full days per calendar year, without charge. Tenant shall schedule its use of the auditorium with Landlord at least two (2) days in advance. Tenant’s use of the auditorium is subject to any prior scheduled use and Landlord’s standard rules and regulations for use of the auditorium.

Section 16.16. Rooftop Installation.

(a)                                  Roof Area. “Roof Area” shall mean the surface of the roof of the Building depicted on Exhibit F attached hereto.

(b)                                 Dish. “Dish” shall mean one (1) satellite dish (18 inches in diameter) and related equipment as more particularly set forth on Exhibit G attached hereto.

(c)                                  License of Roof Area. Provided Tenant is not in Default hereunder, and provided further that Tenant complies with all zoning and other municipal and county rules and regulations, and all applicable restrictions of record, Tenant shall have the right, at its own cost and expense and subject to the terms hereof, to install, operate and maintain the Dish on the Roof Area, so long as the Dish is used exclusively for the use of Tenant and/or any Permitted Transferee and not sold to or utilized in any manner by a third party. Tenant shall pay Landlord a rental rate of Fifty and 00/100 Dollars ($50.00) for each twelve (12) inches of the Dish per month (the “Rooftop License Fee”) (prorated for any partial month) payable to Landlord as additional rent hereunder on the first day of each month commencing upon installation of the Dish (the “Dish Commencement Date”). Tenant shall be solely responsible for obtaining any necessary permits and licenses required to install and operate the Dish. Copies of such permits and licenses shall be provided to Landlord.

(d)                                 Installation of the Dish.

(i)                                     The size, location, design and manner of installation of the Dish and all related wiring shall be designated and approved by Landlord. After obtaining written approval of Landlord, Tenant shall have reasonable access to the roof for installation and maintenance of the Dish and shall have the right to install all reasonable wiring related thereto. However, unless otherwise approved by Landlord in writing, in no event shall Tenant be permitted to penetrate the roof membrane in connection with the installation or maintenance of the Dish. Tenant represents and warrants that the installation and maintenance of the Dish will not cause any damage to the structural portions of the Building. Tenant shall be responsible for repairing any such damage to the structure.

(ii)                                  Tenant shall use the roofing company specified by the Landlord to perform any work affecting the roof, provided the costs charged by such roofer are competitive with charges for similar services within the same geographic region. Tenant shall match as nearly as possible the color of the Dish to the existing facade of the Building. All cable runs, conduit and sleeving shall be installed in a good workmanlike manner. Cables and transmission lines shall be routed and attached in accordance with current, state of the art industry practices. The Dish shall be identified with permanently marked, weather proof tags at the following locations: (i) at each antenna bracket; (ii) at the transmission line building entry point; (iii) at the interior wall feed through or any other transmission line exit point; and (iv) at any transmitter combiner, duplexer, or multifed receive port. In addition, all Tenant telephone blocks, demarcs, and cables shallbe clearly identified with the Tenant’s name, type of line, and circuit number.

(iii)                               Tenant shall install, operate and maintain the Dish in accordance with all federal, state and local laws and regulations. Prior to installation of the Dish, Tenant shall, on behalf of the installer, provide Landlord with a certificate of insurance reasonably satisfactory to Landlord.

(e)                                  Roof Work. If, during the Lease Terms for the Original Premises and the Additional Space, as the same may be extended, Landlord needs to perform maintenance work to Landlord’s equipment on the roof of the Building or repair or replace the roof of the Building (“Roof Work”), Tenant agrees to cooperate and work with Landlord (at Tenant’s sole cost and expense) to achieve said Roof Work. Landlord agrees to provide at least thirty (30) days’ notice to Tenant of its intention to perform the Roof Work; except in the case of emergency Roof Work in which case Landlord shall give as much notice as possible under the circumstances. Such Roof Work may require the relocation of any portion of the Dish at Tenant’s cost and expense or Tenant’s installation of temporary equipment. Moreover, if a temporary relocation of the Dish is required to accommodate the Roof Work, Landlord agrees to exercise commercially reasonable efforts to identify a technically feasible alternative location for the relocation portion of the Dish which will not impede the Roof Work. Notwithstanding the foregoing, Landlord does not warrant and represent that in all circumstances that an alternative location will be available and, consequently, Landlord’s obligation to provide such alternative location is subject to the availability of such space and under no circumstances shall Landlord be liable to Tenant for any consequential damages as a result of such relocation including, but not limited to, loss of business income or opportunity. Notwithstanding the foregoing, Tenant shall move the Dish back to its original location after the Roof Work is completed unless the parties agree to utilize the relocated area permanently.

(f)                                    Interference. Tenant shall not use the Roof Area or the Dish in any way that interferes with the use and enjoyment of the Property by: (i) Landlord, (ii) tenants or licensees of Landlord leasing or licensing space in the Building primarily for the same or similar use as a majority of the other tenants or licensees in the Building and which is consistent with the purpose for which the Building is operated (“Building Tenants”), or (iii) tenants or licensees of Landlord who commenced occupancy at the Building on a date which precedes the Dish Commencement Date, and who are leasing or licensing space from Landlord and using the Property as a communications transmitting or receiving site (“Existing Licensees”). The operation of the Dish shall not interfere with the maintenance or operation of the Building, including but not limited to the roof, MATV, CATV or other video systems, HVAC systems, electronically controlled elevator systems, computers, telephone systems, or any other system serving the Building and/or its occupants. The operation of the Dish shall not interfere with radio or telecommunication equipment installed by telecommunication service providers at the Building prior to the Dish Commencement Date. Tenant shall indemnify Landlord and hold Landlord harmless from all expenses, costs, damages, loss, claims or other expenses and liabilities arising from any such interference. Tenant agrees to cease all operations (except for testing as approved by Landlord) within twenty-four (24) hours of receipt of notice from Existing Licensees of such interference and to continue to cease all operations until the interference has been corrected to the sole satisfaction of the Landlord. Landlord will use commercially reasonable efforts to cooperate with Tenant to find an alternate location for the Dish. If such interference has not been corrected within thirty (30) days, Landlord may require Tenant to remove the specific items from the Dish causing such interference. All operations by Tenant shall be lawful and in compliance with all FCC rules and regulations. Tenant shall be responsible for all costs associated with any tests deemed necessary to resolve any and all interference which Landlord determines or reasonably believes is being caused by the Dish or Tenant’s use thereof.

(g)                                 Emergencies. Notwithstanding the foregoing, if an emergency situation exists which Landlord reasonably determines, in its sole discretion, to be attributable to the Dish, Landlord shall immediately notify Tenant verbally, who shall act diligently and expediently to remedy the emergency situation. Should Tenant fail to so remedy the emergency situation or should Landlord reasonably determine that the response time by Tenant is not adequate given the nature of the emergency, Landlord may then shut down the Dish and Tenant shall have no recourse against Landlord as a result of such action.

(h)                                 Removal of the Dish upon Termination. Following any termination or expiration of this Lease, Tenant shall remove all of the Dish from the Building. In performing such removal, Tenant shall restore the Roof Area and any personal property and fixtures thereon to as good a condition as they were prior to the installation or placement of the Dish, reasonable wear and tear excepted. If Tenant fails to remove the Dish within thirty (30) days after expiration or earlier termination of this Lease, Landlord may remove and dispose of the Dish and Tenant shall reimburse Landlord for the costs of such removal and restoration of the Roof Area. Moreover, Landlord may deem the Dish abandoned in which event the Dish shall become Landlord’s property. This subsection (H) shall survive the expiration or earlier termination of the Lease.

(i)                                     Utilities. Tenant shall be responsible for obtaining and paying for all utilities to operate the Dish.

(j)                                     Tenant’s Right to Discontinue Use. Tenant reserves the right to discontinue its use of the Dish at any time prior to the termination of the Lease or any renewal or extension thereof for any reason whatsoever, provided that Tenant gives thirty (30) days prior written notice thereof to Landlord.

(k)                                  Indemnification. Any language in the Lease notwithstanding, Landlord shall not be liable and Tenant shall indemnify, defend and hold Landlord harmless from and against any and all liability, damages (including but not limited to personal injury, death, or property damages), costs, expenses, and attorneys’ fees incurred by Landlord arising from any Dish related cause whatsoever, including those arising from the installation, use, maintenance and removal thereof.

(l)                                     Rooftop License Fee for Extension Term. In the event Tenant exercises its option to extend the Lease Term as provided in Section 16.17 of the Lease, Landlord and Tenant hereby acknowledge and agree that the Rooftop License Fee shall be increased by fifteen percent (15%) for the Extension Term.

Section 16.17. Options to Extend.

(a)                                  Grant and Exercise of Option. Provided that (i) no default has occurred and is then continuing, and (ii) Tenant originally named herein or a Permitted Transferee remains in possession of and has been continuously operating in at least one (1) entire floor of the Leased Premises throughout the term immediately preceding the Extension Term (as defined below), Tenant shall have the option to extend the Lease Term for two (2) additional periods of five (5) years each (the “Extension Term(s)”). Each Extension Term shall be upon the same terms and conditions contained in the Lease except (w) this provision giving two (2) extension options shall be amended to reflect the remaining options to extend, if any, (x) Landlord may require an additional security deposit or letter of credit for the applicable Extension Term based upon the creditworthiness of Tenant at the time Tenant exercises such option, (y) any improvement allowances or other concessions applicable to the Leased Premises under the Lease shall not apply to the Extension Term, and (z) the Minimum Annual Rent shall be adjusted as set forth below (the “Rent Adjustment”). Tenant shall exercise each option by (i) delivering to Landlord, no later than nine (9) months prior to the expiration of the preceding term, written notice of Tenant’s desire to extend the Lease Term. Tenant’s failure to timely exercise such option shall be deemed a waiver of such option and any succeeding option. Landlord shall notify Tenant of the amount of the Rent Adjustment no later than ninety (90) days prior to the commencement of the Extension Term. Tenant shall be deemed to have accepted the Rent Adjustment if it fails to deliver to Landlord a written objection thereto within five (5) business days after receipt thereof. If Tenant properly exercises its option to extend, Landlord and Tenant shall execute an amendment to the Lease (or, at Landlord’s option, a new lease on the form then in use for the Building) reflecting the terms and conditions of the Extension Term within thirty (30) days after Tenant’s acceptance (or deemed acceptance) of the Rent Adjustment.

(b)                                 Rent Adjustment. The Minimum Annual Rent for the applicable Extension Term shall be an amount equal to the Minimum Annual Rent then being quoted by Landlord to prospective renewal tenants of the Building for space of comparable size and quality and with similar or equivalent improvements and occupancy rates as are found in the Building, and if none, then in similar buildings in the Park, provided, however, that if Tenant delivers to Landlord a written objection to Landlord’s calculation of the Rent Adjustment within ten (10) business days after Tenant’s receipt of Landlord’s determination of the Rent Adjustment, and the parties cannot agree on a Rent Adjustment within ten (10) business days after Tenant’s written objection then Tenant may retract its exercise of its option to extend, or Tenant may choose arbitration to determine the Rent Adjustment. If Tenant chooses arbitration, Tenant shall give Landlord written notice of its desire to seek arbitration within three (3) days after expiration of such ten (10) business day period (“Arbitration Notice”). Within ten (10) days after Tenant provides Landlord with its Arbitration Notice, the parties shall each appoint an appraiser to determine the Rent Adjustment for the Leased Premises. Each appraiser so selected shall be either an MAI appraiser or a licensed real estate broker, each having at least ten (10) years prior experience in the appraisal or leasing of comparable space in the metropolitan area in which the Leased Premises are located and with a working knowledge of current rental rates and practices. If the two appraisers cannot agree upon the Rent Adjustment for the Leased Premises within twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty (20) day period, the two appraisers shall select a third appraiser meeting the above criteria. Once the third appraiser has been selected as provided for above, then such third appraiser shall within ten (10) days after appointment make its determination of the Rent Adjustment. The average of the two closest determinations of the Rent Adjustment shall be used as the Minimum Annual Rent for the applicable Extension Term and shall be binding on both Landlord and Tenant. Landlord and Tenant shall each bear the cost of its appraiser and shall share the cost of the third. If Tenant fails to provide the Arbitration Notice as provided above, then Tenant’s exercise of its option to extend shall be deemed retracted.

Section 16.18. Option to Expand. Any time between the thirty-sixth (36th) and fifty-fourth (54th) months after the Additional Premises Commencement Date, and provided that (i) no default has occurred and is then continuing, (ii) Tenant originally named herein or its Permitted Transferee remains in possession of and has been continuously operating in the entire Leased Premises throughout the Lease Term, and (iii) Tenant requires approximately 6,000 - 12,000 rentable square feet, Landlord will use commercially reasonable efforts to accommodate Tenant’s expansion needs in the Building or another building owned by Landlord, or an affiliated entity of Landlord, in the Park. In the event Tenant elects to exercise its expansion option, Tenant hereby agrees that Tenant shall provide Landlord with twelve (12) months prior written notice of its desire to expand within the time period set forth herein. If expansion space is available for lease to Tenant, any expansion or relocation shall occur, if at all, only upon terms satisfactory to both Landlord and Tenant as set forth in an amendment to this Lease or a new lease, including without limitation the requirement of any additional security deposit or letter of credit for such expansion based upon the creditworthiness of Tenant at the time Tenant exercises such option, and the Minimum Annual Rent at that time shall be an amount equal to the Rent Adjustment as defined in Section 16.17 (b) above. If a new lease is entered into, then this Lease shall terminate as if it has expired upon the commencement date of the new lease.

Section 16.19. Right of First Refusal.

(a)                                  Provided that (i) no default has occurred and is then continuing, and (ii) Tenant originally named herein or a Permitted Transferee remains in possession of and has been continuously operating in the entire Leased Premises throughout the Lease Terms for the Original Premises and the Additional Space, and subject to any rights of other tenants to the Refusal Space (as defined herein) and Landlord’s right to renew or extend the lease term of any other tenant with respect to the portion of the Refusal Space now or hereafter leased by such other tenant, Tenant shall have an ongoing right of first refusal (“Refusal Option”) to lease additional space in the Building located on the second (2nd) and eighth (8th) floors as shown crosshatched on the attached Exhibit H (“Refusal Space”). Prior to entering into any lease that includes all or any portion of the Refusal Space, Landlord shall notify Tenant in writing (“Landlord’s Notice”) of Landlord’s receipt of an arms-length offer to lease such space that Landlord is willing to accept from a bona fide third party offeror (“Bona Fide Offer”) and setting forth the material terms of the Bona Fide Offer and such other terms as are herein provided. If the Bona Fide Offer includes space in the Building in addition to the Refusal Space, then the Refusal Space shall be deemed to include, and this Refusal Option shall be deemed to apply to, all of the space included in the Bona Fide Offer. Tenant shall have ten (10) days after Tenant receives Landlord’s Notice in which to notify Landlord in writing of its election to lease the Refusal Space upon the terms set forth in Landlord’s Notice. If Tenant declines to exercise this Refusal Option or fails to give such written notice within the time period required, Tenant shall be deemed to have waived this Refusal Option, and thereafter, except as provided in (c) below, this Refusal Option shall be void and of no further force or effect, and Landlord shall be free to lease the Refusal Space to the bona fide offeror or any other third party.

(b)                                 The term for the Refusal Space shall be the greater of (i) the term set forth in the Bona Fide Offer or (ii) the then remaining period of the Lease Terms for the Original Premises and the Additional Space; provided, however, that if the term set forth in the Bona Fide Offer is greater than the then remaining period of the Lease Terms, the Lease Terms for the Original Premises and the Additional Space for the then existing Leased Premises (“Existing Premises”) shall be extended to be coterminous with the term for the Refusal Space and the Option to Terminate set forth in Section 16.20 below shall be null and void. The Refusal Space shall be offered to Tenant at the rental rate and upon such other terms and conditions as are set forth in the Bona Fide Offer and herein, but in no event shall such rental rate be less than the then current rental rate under this Lease. If the Lease Term for the Existing Premises is extended as provided above, the Minimum Annual Rent for such extension term shall be an amount equal to the Minimum Annual Rent then being quoted by Landlord to prospective renewal tenants of the Building for space of comparable size and quality and with similar or equivalent improvements as are found in the Building, and if none, then in similar buildings in the Complex; provided, however, that in no event shall the Minimum Annual Rent during such extension term be less than the highest Minimum Annual Rent payable during the immediately preceding term.

(c)                                  If Tenant shall exercise the Refusal Option, the parties shall enter into an amendment to this Lease adding the Refusal Space to the Leased Premises upon the terms and conditions set forth herein and making such other modifications to this Lease as are appropriate under the circumstances, including without limitation, the requirement of any additional security deposit or letter of credit for the Refusal Space as determined by Landlord based upon the creditworthiness of Tenant at the time Tenant exercises such option. If Tenant shall fail to enter into such amendment within ten (10) days following Tenant’s exercise of the Refusal Option, then Landlord may terminate this Refusal Option, by notifying Tenant in writing, in which event this Refusal Option shall become void and of no further force or effect, and Landlord shall thereafter be free to lease the Refusal Space to the bona fide offeror or any other third party. If Landlord does not enter into a lease with a third party under the terms and conditions contained in the Bona Fide Offer within one hundred eighty (180) days after Tenant declines or fails to exercise this Refusal Option, or if Landlord desires to materially alter or modify the terms and conditions of the Bona Fide Offer, Landlord shall be required to present the altered or modified Bona Fide Offer to Tenant pursuant to this Refusal Option, in the same manner that the original Bona Fide Offer was submitted to Tenant.

Section 16.20. Option to Terminate. Provided that (a) no default has occurred and is then continuing, and (b) Tenant originally named herein or a Permitted Transferee remains in possession of and has been continuously operating in the entire Leased Premises throughout the Lease Term for the Original Premises and the Additional Space, Tenant shall have the right to terminate the Lease effective as of February 28, 2015 (the “Early Termination Date”). In order to exercise such termination right, Tenant shall notify Landlord of such exercise in writing no later than February 28, 2014, and together with such notice, Tenant shall deliver to Landlord, as an agreed upon termination fee, an amount equal to $1,730,740.00 (the “Termination Fee”). Such payment is made in consideration for Landlord’s grant of this option to terminate to compensate Landlord for rental and other concessions given to Tenant and for other good and valuable consideration. The termination fee does not constitute payment of rent to Landlord. If Tenant fails to notify Landlord by the deadline set forth above, Tenant shall have waived Tenant’s termination right for the remainder of the term of the Lease and any extensions thereof. If such right is validly exercised, then upon such Early Termination Date, Tenant shall surrender the Leased Premises to Landlord in accordance with the terms of the Lease and each party shall be released from further liability hereunder; provided, however, that such termination shall not affect any right or obligation arising prior to such termination or which specifically survives termination of the Lease. In the event that Tenant exercises any of its options under Sections 16.17 or 16.18 of the Lease, Tenant hereby acknowledges that the Termination Fee is subject to adjustment using the following formula: the Termination Fee plus an amount equal to the sum of (i) any unamortized brokerage commissions, (ii) the unamortized portion of any tenant finish improvements, and (iii) any free rent given Tenant in connection with such options.

Section 16.21. Security. Landlord agrees to allow Tenant to install a security system in the Leased Premises in the location determined by Landlord. Tenant shall provide Landlord with plans and specifications relating to the installation of such security system. Landlord shall have the right to approve the plans and specifications for such security system prior to Tenant’s installation of same. Notwithstanding anything in this section to the contrary, Tenant shall be responsible for all costs associated with the installation, maintenance, use and removal of such security system. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all liability, damages (including, but not limited to personal injury, death and property damages), costs, expenses and attorney’s fees incurred by Landlord arising from the security system, or related cause whatsoever, including those arising from the installation, use, maintenance and removal thereof.

Section 16.22. Fitness Center. Landlord, at its sole cost and expense, shall construct a fitness center within the Leased Premises in accordance with the Space Plan and CD’s (as such terms are defined in Exhibit B).

Section 16.23. Storage Space. Provided Tenant is not in default hereunder at any time during the Lease Term, Landlord hereby agrees to provide to Tenant an approximately 1,000 - 2,000 rentable square feet of storage space in the Building at the rental rate of Twelve and 50/100 Dollars ($12.50) per square foot during the Lease Term. Tenant shall not be required to pay Additional Rent on such storage space. In the event Tenant elects to lease such storage space from Landlord, Tenant shall execute an amendment to the Lease or Landlord’s storage lease agreement.

Section 16.24. Generator.

(a)                                  Tenant, at its sole cost and expense and subject to the terms of this Lease, shall have the right to install, operate and maintain an emergency generator and related equipment (collectively, the “Generator”) at a precise location reasonably satisfactory to Landlord. Tenant shall install, operate and maintain the emergency generator in accordance with all federal, state and local laws and regulations and with any protective covenants. Tenant shall be solely responsible for obtaining any necessary permits and licenses required to install, operate and maintain the emergency generator and shall provide copies thereof to Landlord. Prior to installation of the Generator, Tenant shall provide Landlord with a certificate of insurance on behalf of the installer reasonably satisfactory to Landlord. Tenant, at Tenant’s sole cost and expense, shall install screening around the Generator, the size, location, design and manner of which shall be subject to the written approval of Landlord. Tenant shall at all times keep the Generator and the surrounding area in a clean and orderly condition.

(b)                                 Tenant, at its sole cost and expense, shall be responsible for removing the Generator and the screening surrounding the Generator and for restoring the Building and/or Common Areas affected by the Generator and screening to their original condition after such removal. Tenant agrees, within ten (10) days after written notice from Landlord, to remove the Generator and screening surrounding same in the event any governmental entity or applicable law or regulation requires removal thereof or Tenant fails to materially comply with the terms stated herein. Such removal shall be in accordance with all of the terms and conditions set forth herein. If Tenant fails to remove the Generator and screening surrounding same from the Building or Common Areas upon expiration or earlier termination of the Lease, or after expiration of the ten (10) day notice period provided above, the Generator and screening surrounding same shall be deemed abandoned by Tenant and shall become the property of Landlord, or Landlord may remove the same at Tenant’s expense.

16.25 Contingency. This Lease is contingent upon the Tenant receiving, on or before November 30, 2006, certain Economic Development for Growing Economy (EDGE) and Illinois Employer Training Investment Program (ETIP) incentives from the Illinois Department of Commerce and Economic Opportunity (DCEO) (the “Incentives”). Tenant acknowledges and agrees that it has applied for and shall use commercially reasonable efforts to obtain the Incentives. In the event this contingency is not satisfied on or before November 30, 2006, then (i) this Lease may be terminated by Tenant upon written notice from Tenant to Landlord on or before November 30, 2006 (“Notice of Termination”), and (ii) within five (5) days after written request from Landlord, which request shall contain a detailed actual line item list of out-of-pocket expenses occurred. Tenant shall reimburse Landlord for all actual out-of-pocket expenses incurred by Landlord in connection with this Lease (including without limitation reasonable attorneys fees for in-house counsel) in an amount not to exceed Three Hundred and Twenty Five Thousand and 00/100 Dollars ($325,000). If Tenants fails to provide the Notice of Termination on or before November 30, 2006, Tenant shall be deemed to have waived its right to terminate as set forth in this Section 16.25. Further, in the event Tenant fails to reimburse Landlord within such five (5) day period, such failure shall be deemed a default under the Lease and Landlord may, at its option, draw upon the letter of credit.

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IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

OIC MIDWEST LLC, a Delaware limited liability company

		By:	MIDWEST REALTY HOLDINGS LLC, a Delaware limited liability company, its sole member

			By:	Duke Realty Limited Partnership, an Indiana limited partnership, its Managing Member

			By:	Duke Realty Corporation, d/b/a Duke Realty of Indiana Corporation, its general partner

				By:	/s/ Illegible
Illegible
Vice President — Legal

TENANT: LIFEWATCH HOLDING CORPORATION, a Delaware corporation
			By:	/s/ Fredrick J Mindermann
			Name:	Fredrick J Mindermann
			Title:	President & CEO

STATE OF IL	)
) ss:
COUNTY OF LAKE	)

Before me, a Notary Public in and for said County and State, personally appeared Fredrick J. Mindermann, by me known to be the President & CEO of LifeWatch Holding Corporation, a Delaware corporation, who acknowledged the execution of the foregoing “Office Lease” on behalf of said corporation.

WITNESS my hand and Notarial Seal this         day of               , 2006.

Patricia J. Walker 11-10-06
Notary Public

(Printed Signature)

OFFICIAL SEAL PATRICIA J WALKER NOTARY PUBLIC - STATE OF ILLINOIS MY COMMISSION EXPIRES: 10/31/09

My Commission Expires: 10-31-09

My County of Residence: LAKE

EXHIBIT A

SITE PLAN OF ORIGINAL PREMISES

Exhibit A

EXHIBIT A

SITE PLAN OF ORIGINAL PREMISES

Suite 120 – 6,185 RSF

Exhibit A

EXHIBIT A-1

SITE PLAN OF ADDITIONAL SPACE

Exhibit A-1

EXHIBIT A-1

SITE PLAN OF ADDITIONAL SPACE

1st Floor

Suite 150 – 1,353 RSF
Suite 140 – 1,695 RSF
Suite 100 – 11,772 RSF

7th Floor

Suite 700 – 29,303 RSF

Exhibit A-1

EXHIBIT B

TENANT IMPROVEMENTS

1.                                       Landlord’s Obligations. Tenant has personally inspected the Leased Premises and accepts the same “AS IS” without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility with respect thereto except to construct and install within the Leased Premises, in a good and workmanlike manner, the Original Premises Tenant Improvements and Additional Space Tenant Improvements (collectively, the Original Premises Tenant Improvements and Additional Space Tenant Improvements shall be known as the “Tenant Improvements”), in accordance with this Exhibit B.

2.                                       Construction Drawings, Cost Statement and Allowance.

(a)                                  Promptly following the date hereof, Tenant will work with Landlord’s space planner to develop a space plan for the Original Premises and Additional Space that is reasonably acceptable to Landlord (the “Space Plan”). Tenant shall deliver the Space Plan to Landlord within ten (10) days after the date of this Lease, and Landlord shall compensate Tenant’s consultants for the preparation of the Space Plan within thirty (30) days after Landlord’s receipt of an invoice for same; provided, however, that such payment shall be applied toward the Allowance (as defined herein). Within twenty (20) days after Landlord’s receipt of the Space Plan, Landlord shall prepare and submit to Tenant a set of construction drawings (the “CD’s”) covering all work to be performed by Landlord in constructing the Tenant Improvements in accordance with the Space Plan. Tenant shall have five (5) business days after receipt of the CD’s in which to review the CD’s and to give Landlord written notice of Tenant’s approval of the CD’s or its requested changes thereto. Tenant shall have no right to request any changes to the CD’s that would materially alter the exterior appearance or basic nature of the Building or the Building systems. If Tenant fails to approve or request changes to the CD’s within five (5) business days after its receipt thereof, then Tenant shall be deemed to have approved the CD’s and the same shall thereupon be final. If Tenant requests any changes to the CD’s, Landlord shall make those changes which are reasonably requested by Tenant and shall within ten (10) days of its receipt of such request submit the revised portion of the CD’s to Tenant. Tenant may not thereafter disapprove the revised portions of the CD’s unless Landlord has unreasonably failed to incorporate reasonable comments of Tenant and, subject to the foregoing, the CD’s as modified by said revisions, shall be deemed to be final upon the submission of said revisions to Tenant. Tenant shall at all times in its review of the CD’s, and of any revisions thereto, act reasonably and in good faith. Without limiting the foregoing, Tenant agrees to confirm Tenant’s consent to the CD’s in writing within three (3) business days following Landlord’s written request therefor. Following Tenant’s approval of the CD’s, Landlord shall solicit competitive bids from at least three (3) subcontractors for each major trade. Landlord and Tenant shall review the bids (including the line items) jointly. Tenant hereby acknowledges and agrees that the timeframes set forth herein may not apply to the Original Premises Tenant Improvements. Instead, the parties shall use the timeframes specifically set forth on Exhibit B-1a for construction of the Original Premises Tenant Improvements.

(b)                                 Promptly following the selection of a subcontractor for each major trade, Landlord shall deliver to Tenant a statement of the cost to construct the Tenant Improvements (the “Cost Statement”). Tenant acknowledges and agrees that the Cost Statement shall include (i) design fees, and (ii) a fee for overhead and profit (which fee shall not exceed 6% of the Cost Statement) payable to the project’s general contractor. Tenant acknowledges and agrees that such general contractor may be comprised of a subsidiary, affiliate or employees of Landlord. Tenant agrees to acknowledge the Cost Statement in writing within three (3) business days following Landlord’s written request therefor.

(c)                                  Tenant shall be responsible for the cost to construct and install the Tenant Improvements only to the extent that the Cost Statement, taking into account any increases or decreases resulting from any Change Orders (as hereinafter defined), exceeds Two Million Five Hundred Fifteen Thousand Four Hundred and No/100 Dollars ($2,515,400.00) (the “Allowance”). If, following Tenant’s approval (or deemed approval) of the CD’s, the Cost Statement shows that the cost to construct and install the Tenant Improvements will exceed the Allowance, Tenant shall deliver to Landlord, within thirty (30) days following Landlord’s written request, an amount equal to one-half(1/2) of such excess. Following Substantial Completion of the Tenant Improvements, Tenant shall pay to Landlord the remaining difference between the Cost Statement (taking into account any increases or decreases resulting from any Change Orders) and the Allowance within thirty (30) days of Landlord’s request therefor. Tenant’s failure to deliver the payments required in this paragraph shall entitle Landlord to stop the construction and installation of the Original Premises Tenant Improvements or Additional Space Tenant Improvements, as applicable, until such payment is received, and any resulting delay shall constitute a Tenant Delay (as hereinafter defined) hereunder. In addition, all delinquent payments shall accrue interest at 7% per annum. If the Allowance exceeds the Cost Statement (taking into account any increases or decreases resulting from any Change Orders), the remaining amount of the Allowance shall be either (i) used by Tenant for hard

Exhibit B

and/or soft costs for the Leased Premises (including but not limited to, furniture, fixtures and equipment, date and voice cabling, moving costs, interior decorating and third-party construction advisors) or, (ii) at Tenant’s option, Landlord shall pay Tenant this portion of the Allowance as a lump sum payment or Rent credit. Notwithstanding the foregoing, Tenant must use up to One Million Four Hundred Fifteen Thousand Four Hundred and 00/100 Dollars ($1,415,400.00) of the Allowance toward the hard costs to construct and install the Tenant Improvements (as set forth on the Cost Statement). Any portion of the Allowance not used on or before the first anniversary of the Additional Space Commencement Date shall be forfeited.

3.                                       Schedule and Early Occupancy. The schedule for the construction and installation of the Original Premises Tenant Improvements (as set forth on Exhibit B-1a) and Additional Space Tenant Improvements (as set forth on Exhibit B-1b) (collectively, the “Schedule”) is attached hereto as Exhibit B-1a and Exhibit B-1b, respectively. Landlord shall notify Tenant of any material changes to the Schedule. Tenant agrees to coordinate with Landlord regarding the installation of Tenant’s phone and data wiring and any other trade related fixtures that will need to be installed in the Leased Premises prior to Substantial Completion. In addition, if and to the extent permitted by applicable laws, rules and ordinances, Tenant shall have the right to enter the Leased Premises prior to the scheduled date for Substantial Completion (as may be modified from time to time) in order to install fixtures and otherwise prepare the Leased Premises for occupancy, which right shall expressly exclude making any structural modifications. During any entry prior to the applicable Commencement Date (a) Tenant shall comply with all terms and conditions of this Lease other than the obligation to pay rent, (b) Tenant shall not interfere with Landlord’s completion of the Original Premises Tenant Improvements or Additional Space Tenant Improvements, (c) Tenant shall cause its personnel and contractors to comply with the terms and conditions of Landlord’s rules of conduct (which Landlord agrees to furnish to Tenant upon request), and (d) Tenant shall not begin operation of its business. Tenant acknowledges that Tenant shall be responsible for obtaining all applicable permits and inspections relating to any such entry by Tenant.

4.                                       Change Orders. Tenant shall have the right to request changes to the CD’s at any time following the date hereof by way of written change order (each, a “Change Order”, and collectively, “Change Orders”). Provided such Change Order is reasonably acceptable to Landlord, Landlord shall within five (5) days after receipt of such Change Order prepare and submit to Tenant a memorandum setting forth the impact on cost and schedule resulting from said Change Order (the “Change Order Memorandum of Agreement”). Tenant shall, within three (3) business days following Tenant’s receipt of the Change Order Memorandum of Agreement, either (a) execute and return the Change Order Memorandum of Agreement to Landlord, or (b) retract its request for the Change Order. At Landlord’s option, Tenant shall pay to Landlord (or Landlord’s designee), within thirty (30) days following Landlord’s request, any increase in the cost to construct the Original Premises Tenant Improvements or Additional Space Tenant Improvements, as applicable, resulting from the Change Order, as set forth in the Change Order Memorandum of Agreement. Landlord shall not be obligated to commence any work set forth in a Change Order until such time as Tenant has delivered to Landlord the Change Order Memorandum of Agreement executed by Tenant and, if applicable, Tenant has paid Landlord in full for said Change Order.

5.                                       Tenant Delay. Notwithstanding anything to the contrary contained in the Lease, if Substantial Completion of the Original Premises Tenant Improvements or Additional Space Tenant Improvements, is delayed beyond the Original Premises Commencement Date or Additional Space Commencement Date, as applicable, as a result of Tenant Delay (as hereinafter defined), then, for purposes of determining the applicable Commencement Date, Substantial Completion of the applicable Tenant Improvements shall be deemed to have occurred on the date that Substantial Completion of such Tenant Improvements would have occurred but for such Tenant Delay. Without limiting the foregoing, Landlord shall use commercially reasonable speed and diligence to Substantially Complete the (i) Original Premises Tenant Improvements on or before the Original Premises Commencement Date, and (ii) Additional Space Tenant Improvements on or before the Additional Space Commencement Date.

6.                                       Letter of Understanding. Promptly following the Original Premises Commencement Date and Additional Space Commencement Date, Tenant shall execute the applicable Letter of Understanding in substantially the form attached hereto as Exhibit C and made a part hereof, acknowledging (a) the applicable Commencement Date, and (b) except for any punchlist items, that Tenant has accepted the Original Premises or Additional Space, as applicable. If Tenant takes possession of and occupies the Original Premises or Additional Space, Tenant shall be deemed to have accepted the Original Premises or Additional Space and that the condition of the Original Premises, the Additional Space and the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects, subject to any punchlist items.

7.                                       Definitions. For purposes of this Lease (a) “Substantial Completion” (or any grammatical variation thereof) shall mean completion of construction of the Original Premises Tenant Improvements or Additional Space Tenant Improvements, as applicable, subject only to punchlist items to

Exhibit B

be identified by Landlord and Tenant in a joint inspection of the Original Premises and Additional Space prior to Tenant’s occupancy, and (b) “Tenant Delay” shall mean any delay in the completion of the Original Premises Tenant Improvements or Additional Space Tenant Improvements attributable to Tenant, including, without limitation (i) Tenant’s failure to meet any time deadlines specified herein, (ii) Change Orders, (iii) the performance of any other work in the Original Premises or Additional Space by any person, firm or corporation employed by or on behalf of Tenant, or any failure to complete or delay in completion of such work, (iv) Landlord’s inability to obtain an occupancy permit for the Original Premises or Additional Space because of the need for completion of all or a portion of improvements being installed in the Original Premises or Additional Space directly by Tenant, and (v) any other act or omission of Tenant.

8.                                       Warranty. Landlord hereby agrees to warrant the Tenant Improvements for a period of twelve (12) months from the date of Substantial Completion of the Original Premises Tenant Improvements or Additional Space Tenant Improvements, as applicable (the “Warranty Period”). After the expiration of the Warranty Period, Landlord shall enforce for the benefit of Tenant all warranties from subcontractors and material suppliers for materials, workmanship, fixtures or equipment installed in the Leased Premises in connection with the Tenant Improvements which warranties continue in effect after the expiration of the Warranty Period. All other warranties (expressed, implied or oral), including any implied warranty of merchantability, implied warranty of workmanship and/or implied warranty of fitness for a particular purpose, are excluded.

Exhibit B

EXHIBIT B-1a

ORIGINAL PREMISES SCHEDULE

Exhibit B-1a

DUKE CONSTRUCTION Gerg Garland ph: 847-232-5501				PRELIMINARY SCHEDULE Exhibit B-1a LIFEWATCH OIC #2, Rosemont, IL												Architect: TBO xxxxxxxxxx ph: xxx-xxx-xxxx
							October 2006				November 2006				December 2006				January
ID	Task Name	Duration	Start	Finish	9/17	9/24	10/1	10/6	10/15	10/22	10/29	11/5	11/12	11/19	11/26	12/3	12/17	12/24	12/31
1	Reconstruction / Lease Execution Date	27 days	Mon 9/25/06	Tue 10/31/06
6
7	Bidding & Budgeting (Assign FA & SPRINK)	15 days?	Fri 10/20/06	Thu 11/9/06
8	Indemnification for Phase 1 Area	0 days	Fri 10/20/06	Fri 10/20/06
9	Phase 1 Construction Drawings	7 days?	Mon 10/23/06	Tue 10/31/06
10	Tenant Review Phase 1 Drawings	2 days	Wed 11/1/06	Thu 11/2/06
11	Bid Phase 1 Area	6 days	Wed 11/1/06	Wed 11/8/06
12	Tenant Review Cost Proposal Phase 1	1 day	Thu 11/9/06	Thu 11/9/06
13	Final Budget Approval / Award Phase 1	0 days	Thu 11/9/06	Thu 11/9/06
14
15	Construction Documents	7 days?	Fri 11/3/06	Mon 11/13/06
16	Architect produce E-Backgrounds Phase 1	1 day?	Fri 11/3/06	Fri 11/3/06
17	Release Design Build Contractors for Permit Phase 1	1 day	Thu 11/9/06	Thu 11/9/06
18	Finalize and Assemble All Permit Drawings Phase 1	1 day	Fri 11/10/06	Fri 11/10/06
19	Check Set Meeting - Final Finishes - Final Approval Phase 1	1 day	Mon 11/13/06	Mon 11/13/06
20
21	Permitting	15 days	Fri 11/10/06	Tue 12/5/06
22	Receive and Assemble all Permit Items Phase 1	0 days	Fri 11/10/06	Fri 11/10/06
23	Submit to Rosemont Phase 1	0 days	Fri 11/10/06	Fri 11/10/06
24	Anticipated review period = 3 wks Phase 1	15 days	Mon 11/13/06	Tue 12/5/06
25	Receive Building Permit Phase 1	0 days	Tue 12/5/06	Tue 12/5/06
26
27	Construction	21 days	Wed 11/29/06	Fri 12/29/06
28	LEVEL 1, (PHASE 1) 1st Turnover Area	21 days	Wed 11/29/06	Fri 12/29/06
29	Pre-Permit Activities	5 days	Wed 11/29/06	Tue 12/5/06
30	Mobilize with Permit	0 days	Tue 12/5/06	Tue 12/5/06
31	Construction Duration anticipated - 3.0 weeks Post Permit	15 days	Wed 12/6/06	Thu 12/28/06
32	Tenant Vendors Work	10 days	Wed 12/13/06	Thu 12/28/06
33	Clean-up and Punchlist	1 day	Fri 12/29/06	Fri 12/29/06
34	Substantial Completion Inspection	0 days	Fri 12/29/06	Fri 12/29/06
35	Tenant begins to occupy / night move in P.M.	0 days	Fri 12/29/06	Fri 12/29/06
36	Final Occupancy Inspection (post Tenant Move-In)	0 days	Fri 12/29/06	Fri 12/29/06
Project: LIFEWATCH Date: 9-27-06	Task		Progress		Summary							External Tasks				Deadline
	Split		Milestone		Project Summary							External Milestone

OIC002- Life Watch Prelim. Scned. EXHIBIT B-1a.mpp

1

EXHIBIT B-lB

ADDITIONAL SPACE SCHEDULE

Exhibit B-1

DUKE CONSTRUCTION Gerg Garland ph: 847-232-5501				PRELIMINARY SCHEDULE Exhibit B-1a LIFEWATCH OIC #2, Rosemont, IL					Architect: TBD xxxxxxxxxx ph: xxx-xxx-xxxx
					2006	October 2006	November 2006	December 2006	January 2007	February 2007	March 2007	April 2007	M
ID	Task Name	Duration	Start	Finish	9/17 9/24 10/1 10/8 0/1 0/2 0/2 0/2 11/5 1/1 1/1 1/2 12/3 2/1 2/1 2/2 2/3 1/7 1/14 1/21 1/26 2/4 2/11 2/8 2/1 2/25 3/4 3/11 3/18 3/254/1 4/8 4/15 4/22 4/29
1	Preconstruction / Lease Execution Date	27 days	Mon 9/25/06	Tue 10/31/06
6
7	Bidding & Budgeting (Assign FA & SPRINK)	36 days	Tue 10/31/06	Thu 12/21/06
8	Space plan approved and Completed Prior to Lease Signing	0 days	Tue 10/31/06	Tue 10/31/06
9	Architect Develop into Construction Documents Phase 2	20 days	Tue 10/31/06	Wed 11/29/06
10	Tenant to review Construction Documents Phase 2	5 days	Thu 11/30/06	Wed 12/6/06
11	Bid All Trades Phase 2	8 days	Thu 12/7/06	Mon 12/18/06
12	Tenant Review of Cost Proposal Phase 2	3 days	Tue 12/19/06	Thu 12/21/06
13	Final Budget forwarded to Landlord/Make Awards	0 days	Thu 12/21/06	Thu 12/21/06
14
15	Construction Documents	24 days	Thu 11/30/06	Mon 1/8/07
16	Architect produce E-Background Documents Phase 2	4 days	Thu 11/30/06	Tue 12/5/06
17	Release D.B. Contractors for Permit Drwgs Phase 2	7 days	Fri 12/22/06	Fri 1/5/07
18	Architect Finalize Documents with D.B’s for permit Phase 2	10 days	Wed 12/6/06	Tue 12/19/06
19	Receive, Assemble ALL Permit Drwgs Phase 2	0 days	Fri 1/5/07	Fri 1/5/07
20	Check-Set Mtg - Finishes Final-Final Approval Phase 2	1 day	Mon 1/8/07	Mon 1/8/07
21	.
22	Permitting	15 days	Fri 1/5/07	Fri 1/26/07
23	Receive and Assemble all Permit Items Phase 2	0 days	Fri 1/5/07	Fri 1/5/07
24	Submit to Rosemont Phase 2	0 days	Fri 1/5/07	Fri 1/5/07
25	Anticipated review period = 3 wks Phase 2	15 days	Mon 1/8/07	Fri 1/26/07
26	Receive Building Permit Phase 2	0 days	Fri 1/26/07	Fri 1/26/07
27
28	Construction	61 days	Wed 1/24/07	Wed 4/18/07
29
30	LEVEL 1 & LEVEL 7, (PHASE 2) 2nd Turnover Area	61 days	Wed 1/24/07	Wed 4/18/07
31	Pre-Permit Activities	3 days	Wed 1/24/07	Fri 1/26/07
32	Mobilize with Permit	0 days	Fri 1/26/07	Fri 1/26/07
33	Construction Duration anticipated -11.0 weeks Post Permit	55 days	Mon 1/29/07	Fri 4/13/07
34	Tenant Vendors Work	30 days	Mon 3/5/07	Fri 4/13/07
35	Clean-up and Punchlist	3 days	Mon 4/16/07	Wed 4/18/07
36	Substantial Completion Inspection	0 days	Wed 4/18/07	Wed 4/18/07
37	Tenant begins to occupy / night move in P.M.	0 days	Wed 4/18/07	Wed 4/18/07
38	Final Occupancy Inspection (post Tenant Move-in)	0 days	Wed 4/18/07	Wed 4/18/07

Project: LIFEWATCH Date: 9-27-06	Task	Progress	Summary	External Tasks	Deadline
	Split	Milestone	Project Summary	External Milestone

OIC002- Life Watch Prelim. Scned. EXHIBIT B-1a.mpp

EXHIBIT C

LETTER OF UNDERSTANDING FOR ORIGINAL PREMISES

OIC Midwest LLC
c/o Duke Realty Corporation
Attention: Vice President, Property Management
6133 N. River Road, Suite 200
Rosemont, Illinois 60018

RE:                              Lease Agreement between OIC Midwest LLC, a Delaware limited liability company (“Landlord”) and LifeWatch Holding Corporation, a Delaware corporation (“Tenant”) for the Original Premises located at 10255 Higgins Road, Suite 700, Rosemont, Illinois 60018 (the “Original Premises”), dated                  , as amended                       (the “Lease”).

Dear                                 :

The undersigned, on behalf of Tenant, certifies to Landlord as follows:

1.                                       The Original Premises Commencement Date under the Lease is                                              .

2.                                       The rent commencement date for the Original Premises is                                            .

3.                                       The expiration date of the Lease is                                           .

4.                                       The Lease (including amendments or guaranty, if any) is the entire agreement between Landlord and Tenant as to the leasing of the Original Premises and is in full Force and effect.

5.                                       The Landlord has substantially completed the Original Premises Tenant Improvements designated as Landlord’s obligation under the Lease (excluding punchlist items as agreed upon by Landlord and Tenant), if any, and Tenant has accepted the Original Premises as of the Original Premises Commencement Date, subject only to completion of the punchlist items.

6.                                       To the best of the undersigned’s knowledge, there are no uncured events of default by either Tenant or Landlord under the Lease.

IN WITNESS WHEREOF, the undersigned has caused this Letter of Understanding to be executed this             day of                       , 2006.

LIFEWATCH HOLDING CORPORATION,
a Delaware corporation

By:	/s/ Frederick J. Mindermann

Printed Name:	Frederick J. Mindermann

Title:	President & CEO

Exhibit C

EXHIBIT C-1

LETTER OF UNDERSTANDING FOR ADDITIONAL PREMISES

OIC Midwest LLC
c/o Duke Realty Corporation
Attention: Vice President, Property Management
6133 N. River Road, Suite 200
Rosemont, Illinois 60018

RE:                              Lease Agreement between OIC Midwest LLC, a Delaware limited liability company (“Landlord”) and LifeWatch Holding Corporation, a Delaware corporation (“Tenant”) for the Additional Premises located at 10255 Higgins Road, Suites 100, 120, 140 and 150, Rosemont, Illinois 60018 (the “Additional Premises”), dated                  , as amended                       (the “Lease”).

Dear                                           :

The undersigned, on behalf of Tenant, certifies to Landlord as follows:

1.                                       The Additional Premises Commencement Date under the Lease is                                                 .

2.                                       The rent commencement date for the Additional Premises is                                                 .

3.                                       The expiration date of the Lease is                                                 .

4.                                       The Lease (including amendments or guaranty, if any) is the entire agreement between Landlord and Tenant as to the leasing of the Additional Premises and is in full force and effect.

5.                                       The Landlord has substantially completed the Additional Space Tenant Improvements designated as Landlord’s obligation under the Lease (excluding punchlist items as agreed upon by Landlord and Tenant), if any, and Tenant has accepted the Additional Premises as of the Additional Premises Commencement Date, subject only to completion of the punchlist items.

6.                                       To the best of the undersigned’s knowledge, there are no uncured events of default by either Tenant or Landlord under the Lease.

IN WITNESS WHEREOF, the undersigned has caused this Letter of Understanding to be executed this               day of                               , 2006.

LIFEWATCH HOLDING CORPORATION,
a Delaware corporation

By:	/s/ Frederick J. Mindermann

Printed Name:	Frederick J. Mindermann

Title:	President & CEO

Exhibit C-1

EXHIBIT D

IRREVOCABLE LETTER OF CREDIT

OIC Midwest LLC
c/o Duke Realty Limited Partnership
3950 Shackleford Road, Suite 300
Duluth, GA 30096-8269
Attention: General Counsel

OIC Midwest LLC
c/o Duke Realty Limited Partnership
600 East 96th Street, Suite 100
Indianapolis, Indiana 46240
Attention: Chief Financial Officer

Ladies and Gentlemen:

At the request and on the instructions of our customer,                                       (the “Applicant”), we hereby establish this Irrevocable Letter of Credit No.                                  (the “Letter of Credit”) in the amount of $                                 in your favor. This Letter of Credit is effective immediately and expires on                                         .  This Letter of Credit will be automatically renewed (without amendment) for additional one (1) year periods unless we provide at least sixty (60) days’ notice to you (at both addresses set forth above) by certified mail or national courier service that we elect not to renew this Letter of Credit for such additional period. No extension will be granted, however, which extends the maturity date of this Letter of Credit beyond                                             [usually 10 years, but at a minimum, 60 days after the end of the lease term].

Funds under this Letter of Credit will be made available to you upon receipt by us of (1) a sight draft in the form of Annex A attached hereto executed by you and (2) a drawing certificate in the form of Annex B attached hereto executed by you.

Presentation of any such sight draft and drawing certificate shall be made at our office located at [PRESENTATION OFFICE ADDRESS], Attention:                                          , telecopy number (        )                                 , during our banking hours of               a.m., Eastern Time to           p.m., Eastern Time. Presentation hereunder may also be made in the form of facsimile transmission of the appropriate sight draft and drawing certificate to the preceding address and telecopy number.

If a sight draft and drawing certificate are presented hereunder by sight or by facsimile transmission as permitted hereunder, by 11:00 a.m., Eastern Time, payment shall be made to you, or to your designee, of the amount specified, in immediately available funds, not later than 2:00 p.m., Eastern Time, on the same day. If a sight draft and a drawing certificate are presented by you hereunder after the time specified above, payment shall be made to you, or to your designee, of the amount specified, in immediately available funds, not later than 2:00 p.m., Eastern Time, on the next business day. If a demand for payment made by you hereunder does not conform to the terms and conditions of this Letter of Credit, we shall give you notice within one (1) business day after our receipt of the non-conforming demand, stating the reasons of such non-conformity and that we will upon your instructions hold any documents at your disposal or return the same to you. Upon being notified that the demand for payment was not effected in conformity with this Letter of Credit, you may correct any such non-conforming demand for payment to the extent that you are entitled to do so and within the validity of this Letter of Credit.

Partial drawings are allowed under this Letter of Credit. Any drawing under this Letter of Credit will be paid from our general funds and not directly or indirectly from funds or collateral deposited with or for our account by the Applicant, or pledged with or for our account by the Applicant.

This Letter of Credit is transferable and notwithstanding Article 48 of the Uniform Customs (as defined below), this Letter of Credit may be successively transferred. Transfer of this Letter of Credit to a transferee shall be effected only upon the presentation to us of the original of this Letter of Credit accompanied by a certificate in the form of Annex C. Upon such presentation we shall transfer the same to your transferee or, if so requested by your transferee, issue a letter of credit to your transferee with provisions consistent with, and substantially the same as, this Letter of Credit. Such transfer of this Letter of Credit shall be at no cost to you.

Exhibit D

This Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No.500 (the “Uniform Customs”), which is incorporated into the text of this Letter of Credit by this reference. This Letter of Credit shall be deemed to be issued under the laws of the State of Indiana and shall be governed by and construed in accordance with the law of the State of Indiana with respect to matters not governed by the Uniform Customs and matters on which the Uniform Customs and the laws of the State of Indiana are inconsistent except to the extent such are inconsistent with the provisions set forth above.

Very truly yours,
[ISSUING BANK]

By:

Name:

Title:

Exhibit D

ANNEX A

SIGHT DRAFT

[Date]

At Sight

Pay to the order of OIC Midwest LLC the sum of                                                                      and           /100 Dollars ($                     ) drawn on [ISSUING BANK], as issuer of its Irrevocable Letter of Credit No.                                       dated                          , 20     .

OIC MIDWEST LLC, a Delaware limited liability company

By:	MIDWEST REALTY HOLDINGS LLC, a Delaware limited liability company, its sole member

By:	Duke Realty Limited Partnership, an Indiana limited partnership, its Managing Member

By:	Duke Realty Corporation, d/b/a Duke Realty of Indiana Corporation, its general partner

By:
Name:
Title:

Exhibit D

ANNEX B

DRAWING CERTIFICATE

[Date]

[ISSUING BANK]

[ADDRESS]

Attention:

Re:                               Irrevocable Letter of Credit No. (the “Letter of Credit”) For the Account of                         (the “Applicant”)

Ladies and Gentlemen:

The undersigned, OIC MIDWEST LLC (the “Beneficiary”) hereby certifies that:

1)                                      The Beneficiary is the lessor under that certain                Lease dated                    ,20        , as amended, between the Beneficiary, as lessor, and the Applicant, as lessee (the “Lease”).

2)                                      The Beneficiary is entitled to payment under the Letter of Credit in the amount of  $              by reason of the following condition (mark only one):

                                                The Applicant has defaulted under the Lease.

                                                The expiration date of the Letter of Credit is less than [30] days from the date of this Certificate.

3)                                      Please direct payment under the Letter of Credit by wire transfer to:

[Depository Bank]

[Depository Bank Address]

ABA No.

Acct. No.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate.

OIC MIDWEST LLC, a Delaware limited liability company

By:	MIDWEST REALTY HOLDINGS LLC, a Delaware limited liability company, its sole member

By:	Duke Realty Limited Partnership, an Indiana limited partnership, its Managing Member

By:	Duke Realty Corporation, d/b/a Duke Realty of Indiana Corporation, its general partner

By:
Name:
Title:

Exhibit D

ANNEX C

NOTICE OF TRANSFER

[Date]

[ISSUING BANK]

[ADDRESS]

Attention:

Re:                               Irrevocable Letter of Credit No.                                        (the “Letter of Credit”) For the Account of

Ladies and Gentlemen:

You are hereby directed to transfer and endorse the Letter of Credit to                                   (the “Transferee”) or to issue in accordance with the terms of the Letter of Credit, a new letter of credit to the                                     Transferee having the same terms as the Letter of Credit.

We submit herewith for endorsement or cancellation the original of the Letter of Credit.

Very truly yours,

OIC MIDWEST LLC, a Delaware limited liability company

By:	MIDWEST REALTY HOLDINGS LLC, a Delaware limited liability company, its sole member

By:	Duke Realty Limited Partnership, an Indiana limited partnership, its Managing Member

By:	Duke Realty Corporation, d/b/a Duke Realty of Indiana Corporation, its general partner

By:
Name:
Title:

Exhibit D

EXHIBIT E

RULES AND REGULATIONS

1.                                       The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or used for any purpose other than ingress and egress. Landlord shall control the Common Areas.

2.                                       No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Leased Premises other than Landlord standard window coverings without Landlord’s prior written approval. All electric ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and tube color approved by Landlord. Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without written consent of Landlord.

3.                                       No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by any tenant on, about or from any part of the Leased Premises, the Building or in the Common Areas including the parking area without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to tenant. The lobby directory will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering.

4.                                       The sashes, sash doors, windows, and doors that reflect or admit light and air into halls, passageways or other public places in the Building shall not be covered or obstructed by tenant.

5.                                       The sinks and toilets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same.

6.                                       No tenant shall mark, paint, drill into, or in any way deface any part of the Leased Premises or the Building (except for nails for the display of artwork). No boring, cutting or stringing of wires or laying of any floor coverings shall be permitted, except with the prior written consent of the Landlord and as the Landlord may direct. Landlord shall direct electricians as to where and how telephone or data cabling are to be introduced. No boring or cutting for wires or stringing of wires will be allowed without written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Leased Premises shall be subject to the approval of Landlord.

7.                                       No bicycles, vehicles, birds or animals of any kind (except seeing eye dogs) shall be brought into or kept in or about the Leased Premises, and no cooking shall be done or permitted by any tenant on the Leased Premises, except microwave cooking, and the preparation of coffee, tea, hot chocolate and similar items for tenants and their employees. No tenant shall cause or permit any unusual or objectionable odors to be produced in or permeate from the Leased Premises.

8.                                       The Leased Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Leased Premises. No tenant shall occupy or permit any portion of the Leased Premises to be occupied as an office for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or a dance, exercise or music studio, or any type of school or daycare or copy, photographic or print shop or an employment bureau without the express written consent of Landlord. The Leased Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

9.             No tenant shall make, or permit to be made any unseemly, excessive or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. No tenant shall throw anything out of doors, windows or down the passageways.

10.                                 No tenant, subtenant or assignee nor any of its servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Leased Premises any flammable, combustible or explosive fluid, chemical or substance or firearm.

Exhibit E

11.                                 No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made to existing locks or the mechanism thereof. Each tenant must upon the termination of his tenancy, restore to the Landlord all keys of doors, offices, and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of keys so furnished, such tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

12.                                 No tenant shall overload the floors of the Leased Premises. All damage to the floor, structure or foundation of the Building due to improper positioning or storage items or materials shall be repaired by Landlord at the sole cost and expense of tenant, who shall reimburse Landlord immediately therefor upon demand. All removals or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours that Landlord shall reasonably determine from time to time. The moving of safes or other fixtures or bulky matter of any kind must be done upon previous notice to Landlord and under Landlord’s supervision, and the persons employed by any tenant for such work must be acceptable to Landlord. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. The Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon supports approved by Landlord to distribute the weight.

13.                                 Landlord shall have the right to prohibit any advertising by any tenant that, in Landlord’s opinion tends to impair the reputation of the Building or its desirability as an office location, and upon written notice from Landlord any tenant shall refrain from or discontinue such advertising.

14.                                 The business hours for the Building shall be 8 a.m. to 6 p.m. Monday through Friday and 8 a.m. to 1 p.m. on Saturday, excluding legal holidays. Landlord reserves the right to require all persons entering the Building between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on Saturday, Sunday and legal holidays to register with Landlord’s security personnel. Each tenant shall be responsible for all persons entering the Building at tenant’s invitation, express or implied. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of an invasion, mob riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right without any abatement of rent to require all persons to vacate the Building and to prevent access to the Building during the continuance of the same for the safety of the tenants and the protection of the Building and the property in the Building.

15.                                 No tenant shall purchase janitorial or maintenance or other like services, from any person or persons not approved by Landlord. Any persons employed by any tenant to do janitorial work or other work in the Leased Premises shall, while in the Building and outside of the Leased Premises, be subject to and under the control and direction of Landlord (but not as an agent or servant of Landlord), and tenant shall be responsible for all acts of such persons.

16.                                 Canvassing, soliciting and peddling in the Building are prohibited, and each tenant shall report and otherwise cooperate to prevent the same.

17.                                 All office equipment of any electrical or mechanical nature shall be placed by tenant in the Leased Premises in settings that will, to the maximum extent possible, absorb or prevent any vibration, noise and annoyance.

18.                                 No air-conditioning unit or other similar apparatus shall be installed or used by any tenant without the written consent of Landlord.

19.                                 There shall not be used in any space, or in the public halls of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and rubber side guards.

20.                                 The scheduling of tenant move-ins shall be before or after normal business hours and on weekends, subject to the reasonable discretion of Landlord.

21.                                 The Building is a smoke-free Building. Smoking is strictly prohibited within the Building. Smoking shall only be allowed in areas designated as a smoking area by Landlord. Tenant and its employees, representatives, contractors or invitees shall not smoke within the Building or throw cigar or cigarette butts or other substances or litter of any kind in or about the Building, except in receptacles for that purpose. Landlord may, at its sole discretion, impose a charge against monthly rent of $50.00 per violation by tenant or any of its employees, representatives, contractors or invitees, of this smoking policy.

22.                                 Tenants will insure that all doors are securely locked, and water faucets, electric lights and electric machinery are turned off before leaving the Building.

Exhibit E

23.                                 Parking spaces associated with the Building are intended for the exclusive use of passenger automobiles. Except for intermittent deliveries, no vehicles other than passenger automobiles may be parked in a parking space without the express written permission of Landlord. Tenant, its employees, customers, invitees and guests shall, when using the parking facilities in and around the Building, observe and obey all signs regarding fire lanes and no-parking and driving speed zones and designated handicapped and visitor spaces, and when parking always park between the designated lines. Landlord reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked or parked in a no-parking zone or in a designated handicapped area, and any vehicle which is left in any parking lot in violation of the foregoing regulation. All vehicles shall be parked at the sole risk of the owner, and Landlord assumes no responsibility for any damage to or loss of vehicles except to the extent arising out of the negligence or willful misconduct of Landlord, the managing agent or any of their respective partners, directors, officers, agents or employees.

24.                                 Tenant shall be responsible for and cause the proper disposal of medical waste, including hypodermic needles, created by its employees.

It is Landlord’s desire to maintain in the Building and Common Areas the highest standard of dignity and good taste consistent with comfort and convenience for tenants. Any action or condition not meeting this high standard should be reported directly to Landlord. The Landlord reserves the right to make such other and further rules and regulations as in its judgment may from time to time be necessary for the safety, care and cleanliness of the Building and Common Areas, and for the preservation of good order therein.

Exhibit E

EXHIBIT F

[Drawing depicting Roof Area]

Exhibit F

EXHIBIT F

[Drawing depicting Roof Area]

1
2
3
4
5
6
7
8

ROOF AREA SIZES

KEY

STR BUILDING RESOURCES
300 WEST ONTARIO STREET, SUITE 400
CHICAGO, ILLINOIS

DUKE REALTY CORP. - O'HARE INTERNATIONAL CENTER II
5/11/06
ROSEMONT, ILLINOIS

ROOF PLAN

RP-1

Exhibit F

EXHIBIT G

[Plans and Specifications showing installation and the completed Dish Data Sheet which follows]

DISH DATA SHEET

SITE:

COMPANY NAME:

COMPANY ADDRESS:

PHONE:                                                                                                       FAX:

TYPE OF SERVICE:                                                                                  CALL SIGNS:

MAKE OF EQUIPMENT:                                                                          DIMENSIONS:

MODEL NO.

SERIAL NO:

FCC TYPE ACCEPTANCE NO.:                                 TX:                                                           RX:

TX FREQUENCY:

POWER OUTPUT:                                                                    MODULATION TYPE:

RX FREQUENCY:                                                                        RX I.F. FREQUENCY:

CLASS OF P.A. OPERATION (final amplifier):

POWER REQUIRED:                         VAC:                  AMPS Total Power Consumption:                watts

TX ANTENNA TYPE & MODEL NO.:

RX ANTENNA TYPE & MODEL NO.:

TYPE OF ISOLATOR :

TYPE OF SECOND HARMONIC FILTER:

PERSON OR SERVICE COMPANY RESPONSIBLE FOR ITS OPERATION & MAINTENANCE:

NAME:

ADDRESS:

24 HOUR PHONE NO.:                                                              PAGER NO.:

1

EXHIBIT H

REFUSAL SPACE

Exhibit H

EXHIBIT H

REFUSAL SPACE

8th Floor

2nd Floor

Exhibit H

EXHIBIT I

TEMPORARY SPACE

Exhibit I